Exhibit 10.70
EXECUTION
MERRILL LYNCH CREDIT CORPORATION
Servicer
and
PHH MORTGAGE CORPORATION
Subservicer

MORTGAGE LOAN SUBSERVICING AGREEMENT
Dated as of August 8, 2008
and effective as of March 31, 2008

[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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SCHEDULES AND EXHIBITS
Exhibit A	Form of Officer’s Certificate for Certain Events
Exhibit B	Schedule of Direct Competitors
Exhibit C	Mortgage Loan Schedule
Exhibit D	Operations Guide
Exhibit E	Reconciliation Schedule of Subservicer Advances
Exhibit F	[RESERVED]
Exhibit G-1	Exposure Report

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     This MORTGAGE LOAN SUBSERVICING AGREEMENT, dated and effective as of August 8, 2008 (this “Agreement”), between Merrill Lynch Credit Corporation, as Servicer (the “Servicer”), and PHH Mortgage Corporation, as Subservicer (the “Subservicer”) (each a “Party”, and collectively, the “Parties”).
W I T N E S S E T H:
     WHEREAS, the Subservicer is engaged in the business of servicing and subservicing residential mortgage loans;
     WHEREAS, the Servicer and the Subservicer have executed an Origination Assistance Agreement dated as of December 15, 2000, as amended, pursuant to which the Subservicer has agreed to originate on behalf of the Servicer certain first lien residential mortgage loans and Servicer has agreed to purchase such mortgage loans and the related servicing rights; and
     WHEREAS, the Servicer services certain first lien residential mortgage loans, and the parties hereto desire the Subservicer to subservice such loans for the Servicer; and
     WHEREAS, the Servicer and the Subservicer wish to set forth the terms under which all such loans are to be subserviced by the Subservicer for the Servicer;
     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Servicer and the Subservicer agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Incorporation of Recitals; Defined Terms
     The foregoing recitals are hereby incorporated herein by reference. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meaning specified therefore in this Article:
     Account Number means an account number or similar form of access number relating to a Mortgagor’s Mortgage Loan or other financial product or service with or from MLCC, other than any internal identifying number assigned by PHH to the Mortgage Loan.
     Additional Collateral means, with respect to any Mortgage 100sm Loan or Parent Power® Mortgage Loan, the marketable securities subject to a security interest pledged as security for the related loan.
     Additional Collateral Agreement means a Mortgage 100sm Pledge Agreement or a Parent Power® Agreement.
     Additional Collateral Mortgage Loan means each Mortgage Loan that is either a Mortgage 100sm Loan or Parent Power® Mortgage Loan as to which the Additional Collateral is still required to be provided as set forth in the related Pledge Agreement.

     Affiliate means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. (Capitalized terms derived from the word Affiliate (e.g., “Affiliated”) shall have corresponding meanings.) For the purposes of this definition, “control,” “controlled by,” and “under common control with” means the direct or indirect possession of ordinary voting powers to elect a majority of the board of directors or comparable body of a Person.
     Agreement means this Mortgage Loan Subservicing Agreement and all exhibits and schedules hereto, all of which are incorporated herein by reference, as the same may from time to time be amended or supplemented by one or more instruments executed by all parties hereto.
     Ancillary Fees means, with respect to any Mortgage Loan, (i) all late charges, (ii) all fees payable pursuant to Subservicer’s “Speed Pay” program, (iii) all returned-item charges (e.g., non-sufficient funds (“NSF”) charges), (iv) modification fees and fees payable by the related Mortgagor pursuant to the related Mortgage or Mortgage Note, (v) out-of-pocket expenses for post-default property inspections and (vi) any other fees mutually agreed upon by the Servicer and Subservicer.
     Anti-Money Laundering Laws shall mean all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001, as amended.
     Applicable Requirements means and includes, as of the time of reference, collectively, (1) with respect to the Mortgage Loans, all of the following: (a) all contractual obligations of Servicer (and any Originator) or Subservicer contained in this Agreement, the other Transaction Agreements, the Collateral File, the applicable guides or any agreement with any Insurer, for which obligations Servicer (and any Originator) or Subservicer is responsible or at any time was responsible; (b) all applicable federal, state, and local legal and regulatory requirements (including laws, statutes, rules, regulations, administrative interpretations and ordinances as well as any of the foregoing requirements applicable to Servicer by virtue of its state licenses, qualifications and exemptions and by virtue of its being a subsidiary of Merrill Lynch Bank and Trust Company, FSB) binding upon Servicer (and any Originator) or Subservicer; (c) all other applicable requirements and guidelines of each governmental agency, board, commission, instrumentality, and other governmental body or office having jurisdiction, including, but not limited to, those of any Insurer; (d) all other applicable judicial and administrative judgments, orders, stipulations, awards, writs, and injunctions; (e) with respect to Subservicer’s obligations, the provisions of the Operations Guide, to the extent applicable; (f) the reasonable and customary mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the Mortgage Loans in the jurisdiction in which the related Mortgaged Properties are located, if applicable; (g) the FNMA Servicing Guide and (h) for so long as Servicer is the owner of the applicable Mortgage Loan, any applicable MLCC or Merrill Lynch Bank and Trust Company, FSB internal policies and procedures, as revised from time to time in accordance with the terms hereof, and (2) the Foreign Corrupt Practices Act of 1977, as amended.
     Appraised Value means, with respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the lesser of (i) the appraisal made for the Originator at the time of origination of the Mortgage Loan, and (ii) if applicable, the sales price of the Mortgaged Property at such time of origination.
     ARM Loan means a Mortgage Loan with a Mortgage Rate that is adjustable pursuant to the terms of the related Mortgage Note.
     Assignment means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the ownership of the Mortgage to the Servicer, or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Servicer to be shown as the Servicer of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS, including assignment of the MIN Number which will appear either on the Mortgage or the Assignment of Mortgage to MERS.
     BSA means the Bank Secrecy Act of 1970, as amended, and any regulations promulgated thereunder, as well as any similar statutes or regulations enacted or promulgated under state law.
     BSA Policies and Procedures shall have the meaning given in Section 16.01 hereof.
     Business Day means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the States of New Jersey, Florida or New York are required or authorized by law or by executive order to be closed or (iii) a day on which Servicer or Subservicer is not actually open for business.
     Code means the Internal Revenue Code of 1986, as amended.
     Collateral File means, with respect to any Mortgage Loan, the file containing any and all original documents, instruments or agreements evidencing, securing or relating to the loan and related Mortgage, including notes, credit agreements, Mortgages, guarantees, and title and casualty insurance policies.
     Commission: Securities and Exchange Commission.
     Condemnation Proceeds means all awards or settlements in respect of a taking of a partial or an entire Mortgaged Property by the exercise of the power of eminent domain or condemnation.
     Continuing Directors means, as of any date of determination, any member of the Board of Directors of either PHH Corporation or Subservicer, as the case may be, who:
     (1) was a member of such Board of Directors on the date hereof; or
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     Co-op Lease means, with respect to a Co-op Loan, the proprietary lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to such dwelling unit.
     Co-op Loan means a Mortgage Loan secured by the pledge of the evidence of ownership allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.
     Custodian means the custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement, as therein provided.
     Custodial Account means the separate account or accounts created and maintained pursuant to Section 2.08.
     Custodial Agreement means the agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and any other document contained in the Collateral File.
     Deboarding Fees shall have the meaning assigned such term in Section 6.02(g).
     Default means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
     Defaulted Mortgage Loan means any Mortgage Loan (i) as to which a monthly payment is three (3) months or more past due, (ii) for which the Mortgagor has filed for bankruptcy, or (iii) for which foreclosure proceedings have been commenced.
     Delinquent Any Mortgage Loan with respect to which the Monthly Payment due on the related Due Date has not been received by the end of the day immediately preceding the next Due Date (generally the last day of the month in which the Monthly Payment was due). For example, if a particular Mortgage Loan has a Due Date of August 1, 2007, and the Monthly Payment has not been received by the close of business on August 31, 2007, then such Mortgage Loan would be reported as delinquent on September 1, 2007.
     Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Pass-Through Transfer.
     Direct Competitor shall mean any Person listed on Exhibit B hereto.
     Due Date The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
     Escrow Account means the separate account or accounts created and maintained pursuant to Section 2.10.
     Escrow Payments means with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, maintenance fees, sewer rents, municipal charges,

mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.
     Effective Date means March 31, 2008.
     Equity Access Agreement means the Equity Access® and OmegaSM Loan Subservicing Agreement, dated as of June 6, 2002, between Servicer and Subservicer, as the same may be amended from time to time in accordance with the terms thereof.
     Event of Default shall have the meaning given in Section 14.01.
     Exchange Act: The Securities Exchange Act of 1934, as amended.
     FDIC means the Federal Deposit Insurance Corporation or any successor thereto.
     Federal Funds Rate means the per annum rate of interest (rounded upward to the nearest 1/100 of 1%) that is the weighted average of the rates on overnight federal funds transactions arranged on such day or, if such day is not a Business Day, the previous Business Day, by federal funds brokers computed and released by the Federal Reserve Bank of New York (or any successor) in substantially the same manner as such Federal Reserve Bank currently computes and releases the weighted average it refers to as the “Federal Funds Effective Rate” at the date of this Agreement.
     FHA means the Federal Housing Administration or any successor thereto.
     FHLMC means the Federal Home Loan Mortgage Corporation or any successor thereto.
     Financial Services Firm shall mean any Person that offers, directly or indirectly, any financial services or financial product.
     First Remittance Period means the period of time beginning on the first day of each month and ending on the sixteenth day of such month.
     FNMA means the Federal National Mortgage Association or any successor thereto.
     FNMA Servicing Guide means the FNMA Servicing Guide, as amended from time to time.
     FRB means the Federal Reserve Bank of New York or San Francisco, as the case may be.
     GNMA means the Government National Mortgage Association or any successor thereto.
     HUD means the Department of Housing and Urban Development or any successor thereto.
     Indemnified Party shall have the meaning given in Section 13.02(b) hereof.

     Indemnifying Party shall have the meaning given in Section 13.02(b) hereof.
     Insurance Proceeds means proceeds of any mortgage insurance policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures the Subservicer is required to follow in subservicing mortgage loans pursuant to this Agreement.
     Insurer means an entity that insures or guarantees all or part of the risk of loss on a Mortgage Loan, including but not limited to, any private mortgage insurance provider, standard hazard insurance provider, flood insurance provider, earthquake insurance provider or title insurance provider.
     Interim Remittance Date means with respect to each Mortgage Loan, the 5th Business Day following the First Remittance Period.
     IRS means the Internal Revenue Service or any successor thereto.
     Knowledge means that whenever any representation, warranty or other statement contained in this Agreement is qualified by reference to “Servicer’s knowledge” or Subservicer’s knowledge” or “to the best of Servicer’s knowledge” or “to the best of Subservicer’s knowledge,” that qualified reference shall be deemed to include knowledge of facts or conditions of which Servicer or Subservicer either is actually aware or should have been aware under the circumstances in the discharging of Servicer’s or Subservicer’s servicing duties. All matters contained in the public records of the courthouse or registry with authority to maintain recording information for the subject property that, at the time of origination of any Mortgage Loan originated by Servicer or Subservicer, was listed in the related title insurance policy/commitment shall be deemed to be known by Servicer or Subservicer, as the case may be, and all matters contained or disclosed in any documents contained in any Servicing File shall be deemed to be known by Servicer or Subservicer.
     Law means any United States federal, state or local statute, law, ordinance, regulation, rule, code, order, requirement, judgment, decree, writ, injunction or rule of law (including common law).
     Letter Agreement means that certain letter agreement dated as of the date hereof by and between Servicer and Subservicer.
     Licensing Agreement means that certain License and Services Agreement, dated as of December 15, 2000, between Servicer and Subservicer, as the same may be amended from time to time in accordance with the terms thereof
     Liquidation Proceeds means amounts, other than Insurance Proceeds and Condemnation Proceeds, received by the Subservicer or Servicer in connection with the liquidation of a Defaulted Mortgage Loan through foreclosure, sale or otherwise (including, but not limited to, amounts received by the Subservicer from MLCC with respect to a Mortgage 100sm Pledge Agreement), other than amounts received following the acquisition of an REO Property.

     Loan Purchase and Sale Agreement means that certain Loan Purchase and Sale Agreement, dated as of December 15, 2000, between Servicer and Subservicer, as the same may be amended from time to time in accordance with the terms thereof.
     Loan Information means, with respect to any Mortgage Loan, the servicing, loan level and other information as may from time to time be designated by Servicer.
     Loan-to-Value Ratio means, with respect to any Mortgage Loan, as of any date on which a determination thereof is made, the ratio on such date of the aggregate Outstanding Principal Balance of such Mortgage Loan and the Outstanding Principal Balance of any first lien residential mortgage loan to the Appraised Value of the related Mortgaged Property.
     Loss means, in respect of any indemnification arising under this Agreement, any and all losses, claims, damages, penalties, liabilities, obligations, judgments, settlements, awards, demands, offsets, defenses, counterclaims, actions or proceedings, reasonable out-of-pocket costs, expenses and attorneys’ fees of the Indemnified Party (including but not limited to, (a) any reasonable costs, expenses and attorneys’ fees incurred by the Indemnified Party in enforcing such right of indemnification against any Indemnifying Party or with respect to any appeal and (b) interest at the Federal Funds Rate on any amount for which the Indemnified Party is entitled to be indemnified from the date the Indemnified Party notifies the Indemnifying Party of the expenditure of such amounts until such amounts are paid by the Indemnifying Party; provided, however, that in no event shall a “Loss” include a claim for consequential damages, indirect damages or lost profits except when the Loss results from fraud or willful misconduct of the Indemnifying Party.
     LPMI Policy means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Subservicer of the related Mortgage Loan from payments of interest made by the Mortgagor.
     Manageable Rate Mortgage Loan means an adjustable rate mortgage loan with interest-only payments for the first 15 years followed by a 15-year period of fully amortizing payments. During a portion of the interest-only period, the Mortgagor has an option to convert the adjustable interest rate to a fixed rate of interest for a set period of time.
     Material Adverse Change means with respect to a Person, any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.
     Material Adverse Effect means (a) a Material Adverse Change with respect to the Subservicer or any of its affiliates, which are providing services to Servicer, taken as a whole; (b) a material impairment of the ability of the Subservicer to perform under this Agreement and to avoid any Event of Default (that cannot be timely cured, to the extent a cure period is applicable) or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against the Subservicer.
     MERS means Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

     MERS Mortgage Loan means any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage has been registered with MERS on the MERS System
     MERS System means the system of recording transfers of mortgages electronically maintained by MERS.
     MIN means the Mortgage Identification Number used to identify mortgage loans registered under MERS.
     MLCC means Merrill Lynch Credit Corporation and its successors in interest.
     MLCC Data means any data, databases, reports and records relating to financial products from or services with MLCC, including, without limitation, Account Numbers, Mortgagor Information, and data derived therefrom.
     MLCC Portfolio Servicing Agreement means the Portfolio Servicing Agreement dated as of January 28, 2000, between the Servicer, as owner, and the Subservicer, as the company, as the same may be amended from time to time in accordance with the terms thereof.
     MLCC Services shall mean collectively, the Origination Services and Subservicer’s obligations under this Agreement.
     Monthly Payment means the monthly payment due on a Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note.
     Monthly Remittance Period means the period of time beginning on the first day of each month and ending on the last day of such month.
     Mortgage means the mortgage, deed of trust or other instrument creating a first lien interest in an estate in fee simple in real property (or, in the case of a Co-op Loan, the applicable security agreement and financing statements), or a leasehold that extends at least five years beyond the maturity of the related Mortgage Loan, securing a Mortgage Note.
     Mortgage 100sm Loan means a Mortgage Loan having at the time of origination a Loan-to-Value Ratio generally in excess of MLCC’s maximum acceptable Loan-to-Value Ratio for such Mortgage Loan, which Mortgage Loan is secured by Additional Collateral having a market value, as of the date of such loan’s origination, at least equal to the related Original Additional Collateral Requirement.
     Mortgage 100sm Pledge Agreement means, with respect to each Mortgage 100sm Loan, the Mortgage 100sm Pledge Agreement for Securities Account between the related Mortgagor and MLCC pursuant to which such Mortgagor granted a security interest in various investment securities.
     Mortgage Impairment Insurance Policy means a mortgage impairment or blanket hazard insurance policy as described in Section 2.23.

     Mortgage Loan means an individual mortgage loan or a Co-op Loan, originated on and after March 31, 2008 by PHH pursuant to the Origination Assistance Agreement, which is the subject of this Agreement, each Mortgage Loan or a Co-op Loan subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan or a Co-op Loan includes without limitation the Monthly Payments, Principal Prepayments, the related Servicing Rights, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan or a Co-op Loan.
     Mortgage Loan Remittance Rate means with respect to each Mortgage Loan, the annual rate of interest remitted to the Servicer which shall be equal to the Mortgage Rate, minus any LPMI Policy premiums, if applicable.
     Mortgage Loan Schedule means, with respect to the initial pool of Mortgage Loans, the schedule of Mortgage Loans subserviced pursuant to this Agreement, which has been delivered to the Subservicer, containing the information set forth in Exhibit C attached hereto.
     Mortgage Note means the original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
     Mortgage Rate means the per annum rate of interest for the applicable period borne by the Mortgage Loan, as determined pursuant to the Mortgage Note.
     Mortgaged Property means any one- to four-family residence (at the time of the origination of the applicable Mortgage Loan) that is encumbered by a Mortgage, including all buildings and fixtures thereon and all accessions thereto, and including installations of mechanical, electrical, plumbing, heating and air conditioning systems located in or affixed to such buildings, and all alterations, additions and replacements thereto. The term “Mortgaged Property” shall include, to the extent the context shall permit or require, a dwelling unit in a private, non-profit, residential cooperative housing corporation together with the shares of stock issued by said corporation, which are represented by a stock certificate.
     Mortgagor means any and all obligors under a Mortgage Note and/or Mortgage.
     Mortgagor Information means any personally identifiable information or records in any form (written, electronic, or otherwise) relating to a Mortgagor, including, but not limited to, a Mortgagor’s name, address, telephone number, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the Mortgagor has a relationship with MLCC; and any other personally identifiable information.
     Normal Remittance Date means with respect to each Mortgage Loan, the 5th Business Day following the Second Remittance Period.
     Notice of Default The notice of an Event of Default delivered to the Subservicer by the Servicer in the form of Exhibit M hereto.

     Officer’s Certificate means a certificate signed by a Vice President or more senior officer of the Subservicer or the Servicer and certified by the Secretary or Assistant Secretary.
     Operations Guide means the Operations Guide, attached hereto as Exhibit D, as the same shall be amended from time to time by Servicer.
     Original Additional Collateral Requirement means, with respect to any Additional Collateral Mortgage Loan, generally 30 percent of the original principal balance of such Mortgage Loan or such other percentage thereof as is specified by MLCC in connection with the origination of such Additional Collateral Mortgage Loan.
     Origination Agreement means the Origination Assistance Agreement, dated as of December 15, 2000, between Servicer and Subservicer, as the same may be amended from time to time in accordance with the terms thereof.
     Origination Services shall mean the loan origination services to be performed by Subservicer for and on behalf of Servicer as detailed in the Origination Agreement.
     Originator means, with respect to any Mortgage Loan, the person(s), entity or entities that (i) took the relevant Mortgagor’s loan application; (ii) processed the relevant Mortgagor’s loan application; and/or (iii) closed and/or funded such Mortgage Loan.
     Outstanding Principal Balance means the sum of all principal amounts outstanding with respect to a Mortgage Loan as of a particular time, without reduction for the amount of any payment received in respect of principal that has not been cleared and credited.
     Parent Power® Agreement means a Parent Power® Guaranty and Security Agreement for Securities Account or a Parent Power® Guaranty Agreement for Real Estate.
     Parent Power® Guaranty Agreement for Real Estate means an agreement between MLCC and a guarantor on behalf of a Mortgagor under a Parent Power® Mortgage Loan pursuant to which such guarantor guarantees the payment of certain losses under such Parent Power® Mortgage Loan, authorizes MLCC to draw on the related Mortgage Loan to fund such guaranty, and has secured such Mortgage Loan with a Mortgage secured by a lien on residential real estate of the guarantor.
     Parent Power® Guaranty and Security Agreement for Securities Account means an agreement between MLCC and a guarantor on behalf of a Mortgagor under a Parent Power® Mortgage Loan pursuant to which such guarantor guarantees the payment of certain losses under such Parent Power® Mortgage Loan and has granted a security interest to MLCC in certain marketable securities to collateralize such guaranty.
     Parent Power® Mortgage Loan shall mean a Mortgage Loan that is supported by a Parent Power® Agreement.
     Pass-Through Transfer means the sale or other transfer (which may include one or more related, intermediate transfers in a whole loan format to one or more Affiliates of the Servicer) of some or all of the Mortgage Loans to a Subsequent Purchaser that is a trust or another Person as a part of a transaction (i) that involves (A) the sale of securities evidencing an interest in such Mortgage Loans or (B) the public issuance or private placement of securities evidencing an interest in such Mortgage Loans, which securities also may evidence an interest in other mortgage loans, may be issued through a REMIC and may, as a condition to their issuance, be rated “AA/Aa” or higher by the Rating Agencies and (ii) for which the Subservicer or the Servicer will act as the master servicer of the Mortgage Loans.
     Person means an individual, association, joint stock company, corporation, limited liability company, partnership, joint venture, trust, or unincorporated organization, or a federal, state, city, municipal, or foreign government, or an agency or political subdivision thereof.
     Personnel of a Party means such Party, its employees, subcontractors, consultants, representatives and agents.
     PHH means PHH Mortgage Corporation, and its successors in interest.
     PHH Mortgage Loan means a Mortgage Loan for which Subservicer provided the related origination services pursuant to the Origination Agreement.
     Pledge Agreement means any Mortgage 100sm Pledge Agreement related to an Additional Collateral Mortgage Loan.
     PMI Policy means a policy of primary mortgage guaranty insurance evidenced by an electronic form and certificate number issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.
     Prepayment Charge means payments calculated pursuant to the Mortgage Note and due pursuant to the terms of any document contained in the Collateral File as the result of a Principal Prepayment of the Mortgage Loan, not otherwise due thereon in respect of principal or interest.
     Prime Rate means the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.
     Principal Prepayment means any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled due date, including any Prepayment Charge or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.
     Purchase and Sale Agreement means the Servicing Rights Purchase and Sale Agreement dated as of December 15, 2000, between Servicer and Subservicer, as the same may be amended from time to time in accordance with the terms thereof.
     Qualified Depository means a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor’s Ratings Services or Prime-1 by Moody’s Investors Service, Inc. (or a

comparable rating if another Rating Agency is specified by the Servicer by written notice to the Subservicer) at the time any deposits are held on deposit therein.
     Qualified Insurer means a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FNMA or FHLMC.
     Rating Agency means, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., and Fitch Ratings and, in connection with any Pass-Through Transfer, any other nationally recognized statistical rating organization from which the Servicer or any of its Affiliates may seek a rating with respect to such Pass-Through Transfer.
     Regulation AB means Subpart 22.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1,531 (Jan. 7, 2005) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
     Related Agreements means the Related Pooling Agreement, Related Indemnification Agreement and any other agreement relating to the Merrill Lynch Mortgage Investors Trust, Series MLCC 2007-3 to which PHH is a party.
     Related Indemnification Agreement means that certain Indemnification Agreement, dated as of August 27, 2007, by and among Merrill Lynch Mortgage Investors, Inc., Merrill Lynch Mortgage Capital Inc., Merrill Lynch, Pierce, Fenner and Smith Incorporated and PHH Mortgage Corporation.
     Related Pooling Agreement means that certain Pooling and Servicing Agreement, dated as of August 1, 2007, by and among Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, as depositor, HSBC Bank USA, National Association, a national banking association, as trustee, Wells Fargo Bank, N.A., as master servicer and securities administrator, and PHH Mortgage Corporation, as Servicer, and acknowledged by Merrill Lynch Mortgage Lending, Inc. a Delaware corporation, as sponsor.
     REMIC means a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.
     REMIC Provisions means provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.
     REO Disposition means the final sale of an REO Property.
     REO Property means any Mortgaged Property owned in fee simple (or if a cooperative, the allocated shares of which are owned) by the Servicer as a result of a foreclosure of a Mortgage Loan, or similar action.

     RESPA means the Real Estate Settlement Procedures Act, 12 U.S.C. § 2601 et seq., and Regulation X, 24 C.F.R. § 3500.1 et seq., thereunder, as the foregoing may be amended from time to time.
     Restricted Proceeds means all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.
     Second Remittance Period means the period of time beginning on the seventeenth day of each month and ending on the last day of such month.
     Servicer means MLCC.
     Servicing Date means, with respect to any Mortgage Loan, the date on which the Mortgage Loan was originated pursuant to the Origination Agreement, or such other date as to which the parties may agree.
     Servicing File With respect to each Mortgage Loan, the file retained by the Subservicer consisting of copies of any document contained in the Collateral File, the originals of which have been or shall be delivered to the Custodian pursuant to the Custodial Agreement.
     Servicing Rights means with respect to each Mortgage Loan, any and all of the following: (a) all rights to service the Mortgage Loan; (b) all rights to receive servicing fees, additional servicing compensation (including without limitation any Ancillary Fees, any late fees, assumption fees, penalties or similar payments with respect to the Mortgage Loan, and income on escrow accounts or other receipts on or with respect to the Mortgage Loan), reimbursements or indemnification for servicing the Mortgage Loan, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto and to receive interest income on such amounts to the extent permitted by applicable law; (d) all accounts and other rights to payment related to any of the property described in this paragraph; (e) possession and use of any and all Servicing Files pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; (f) all rights, powers and privileges incident to any of the foregoing; and (g) all agreements or documents creating, defining or evidencing any of the foregoing rights to the extent they relate to such rights.
     Servicing Transfer Costs means all reasonable costs and expenses incurred by the Servicer in connection with the transfer of servicing from Subservicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Servicer (or any successor to Subservicer appointed pursuant to Section 15.01) to correct any errors or insufficiencies in the servicing data or otherwise to enable the Servicer (or any successor to Subservicer appointed pursuant to Section 15.01) to service the Mortgage Loans properly and effectively.

     Software means the proprietary computer software programs, and related Software Documentation, listed on Exhibits A, B and C of the Licensing Agreement, excluding any Third Party Software that may be embedded therein.
     Software Documentation means, with respect to any Software, the operating instructions and user, installation, set-up, configuration, training and support manuals for the Software or any part thereof, whether prepared by Servicer or any Third Party, in any form or medium whatsoever.
     Subservicer means PHH.
     Subservicer Advance means all customary, reasonable and necessary “out of pocket” moneys that have been advanced by the Subservicer from its funds in connection with its servicing of a Mortgage Loan (including, but not limited to, taxes, ground rents, assessments, insurance premiums, release fees, foreclosure and bankruptcy fees and expenses, and other expenses) (i) that have been made by the Subservicer in accordance with the terms and provisions herein, (ii) that are recoverable through Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, or that are made at the direction of the Servicer or to preserve its security interest in the related Mortgaged Properties and (iii) for which the Subservicer has a right of reimbursement from Mortgagors, Insurers, the Servicer and/or Subsequent Purchaser, or otherwise.
     Subservicer Change of Control means the occurrence of any of the following:
     (1) the sale, lease, transfer, conveyance or other disposition, or by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of PHH Corporation or Subservicer (or any successor entity to either thereof) to any “person” - as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or
     (2) the adoption of a plan relating to the liquidation or dissolution of PHH Corporation or Subservicer;
     (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any “person,” as defined above, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of either PHH Corporation or Subservicer; or
     (4) the first day on which a majority of the members of the Board of Directors of PHH Corporation are not Continuing Directors.
     Subservicer Competitor Change of Control means a Subservicer Change of Control to a Direct Competitor.
     Subservicing Fee means for each Mortgage Loan, a monthly fee payable by MLCC to Subservicer as compensation for Subservicer’s subservicing of Mortgage Loans pursuant to this particularly set forth in Section 6.02(a).

     Subservicing Period means, initially, with respect to any Mortgage Loan, the period commencing on the Effective Date and ending on the earlier December 31, 2010 (or if such day is not a Business Day, the first Business Day immediately following such day) (the “End Date”) or the day the obligations and responsibilities of the Subservicer, terminate in accordance with this Agreement. The Subservicing Period shall automatically renew for successive one year periods (each a “Renewal Period”) commencing on the day following the End Date unless either (i) Servicer notifies Subservicer in writing at least thirty (30) days prior to the expiration of the End Date or the related Renewal Period, of its intention to terminate Subservicer hereunder in its sole discretion, provided that Servicer shall be responsible for all Deboarding Fees in connection with any termination of the Subservicer without cause or (ii) Servicer and Subservicer do not reach an agreement with respect to the fees to be earned by Subservicer pursuant to this Agreement for such Renewal Period at least thirty (30) days prior to the expiration of the End Date or the related Renewal Period. The Subservicer shall be terminated as interim servicer at the expiration of the current Subservicing Period if the Servicer notifies the Subservicer of its intention not to extend the Subservicing Period or as termination of subservicer may earlier occur in accordance with this Agreement.
     Subsequent Purchaser means any Person that acquires an interest in a Mortgage Loan from the Servicer.
     Third Party Software means any software or program and related Software Documentation incorporated into or used separately or in connection with the Software, that is owned by a Third Party and licensed to Servicer.
     Transaction Agreements means this Agreement, the Equity Access Agreement, the Loan Purchase and Sale Agreement, the MLCC Portfolio Servicing Agreement, the Purchase and Sale Agreement and the Origination Agreement.
     Transfer and Recording Fees means (i) any fees charged by MERS and (ii) any recording fees, incurred by Subservicer in connection with the termination or transfer of servicing from Subservicer of any of the Mortgage Loans hereunder.
     Whole Loan Transfer means the sale or other transfer to a Subsequent Purchaser of some or all of the Mortgage Loans by the Servicer in a whole loan format for which the Subservicer will act as the servicer of the Mortgage Loans pursuant to a servicing agreement with substantially the same terms and conditions as this Agreement or another agreement mutually acceptable to the Servicer and the Subservicer.
     Section 1.02 General.
     The terms defined herein include the plural as well as the singular and the singular as well as the plural.

ARTICLE II
SUBSERVICING OF MORTGAGE LOANS SECTION
     Section 2.01 Subservicer to Subservice Mortgage Loans.
     (a) During the Subservicing Period, the Subservicer, as independent contractor, shall subservice each Mortgage Loan in accordance with all Applicable Requirements. The Operations Guide may be amended from time to time by Servicer with consent of the Subservicer, which consent shall not be unreasonably withheld, upon five (5) Business Days prior written notice to Subservicer, without formal amendment of this Agreement. To the extent of a conflict between the Operations Guide and this Agreement, this Agreement shall control. In the event the Operations Guide and this Agreement are silent as to any servicing activity, Subservicer shall perform such servicing activity as is consistent with the FNMA Servicing Guide. In the event the FNMA Servicing Guide is silent as to such servicing activity, the Subservicer shall notify the Servicer and follow such directions as the Servicer may reasonably provide. For the avoidance of doubt, the Subservicer does not own the Servicing Rights relating to any Mortgage Loan retained by the Servicer and subject to this Agreement, and Subservicer has agreed to subservice such Mortgage Loans in accordance with this Agreement.
     (b) The Subservicer shall be responsible for maintaining, and shall maintain, a complete set of records for the Mortgage Loans. The Subservicer’s books and records shall reflect the ownership of the Mortgage Loans in the name MLCC or as MLCC may otherwise direct in order to reflect any change in the ownership of such Mortgage Loans. All documents, records and correspondence, regardless of the media in which they are stored or maintained shall remain the property of the Servicer, and the Subservicer shall hold the same in a fiduciary capacity for the Servicer for a period of time not less than as set forth in the Merrill Lynch Records Management Policy contained in the Operations Guide.
     (c) The Subservicer shall notify the Servicer within ten (10) Business Days of obtaining Knowledge of the Subservicer’s failure to subservice any Mortgage Loan consistent with this Agreement and shall take all appropriate actions required to correct any such servicing deficiencies so that such loans are thereafter subserviced in compliance with the terms and provisions of this Agreement. Subservicer shall be solely responsible for any costs and expenses required to effectuate such remediation. In addition to the foregoing, Subservicer shall take such additional corrective action as may be directed by Servicer, the reasonable cost of which shall be the responsibility of Servicer, and shall make Servicer whole each month for any Mortgage Rate shortfall due to such failure.
     (d) The Subservicer may not waive, modify or vary any term of a Mortgage Note or Mortgage without the Servicer’s prior written consent.
     (e) Notwithstanding anything herein to the contrary, Subservicer shall follow any reasonable directions given by the Servicer with respect to the subservicing of the Mortgage Loans.

     (f) With the exception of Ancillary Fees, the Subservicer covenants and agrees that it will not, without the prior written consent of the Servicer, charge or collect from any Mortgagor, or trustee under a deed of trust, any fees of any kind including, but not limited to charges allowed under applicable law or charges for amounts expended by the Subservicer, regardless of the characterization of any such fees or charges.
     (g) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Subservicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall ascertain and estimate Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property in accordance with the Applicable Requirements, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.
     (h) The Subservicer is authorized and empowered by the Servicer, in its own name, when the Subservicer believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS System, or cause the removal from MERS registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Servicer, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Servicer and its successors and assigns.
     Section 2.02 Collateral File and Servicing File.
     Subservicer shall, upon receipt of a written request from Servicer, provide to Servicer, within five (5) Business Days, the Servicing File with respect to any Mortgage Loan. If Subservicer delivers any Collateral File (to the extent such Collateral File was in the possession of Subservicer) to a third party, it shall do so under a bailment agreement and maintain in its servicing records for presentation to the Servicer upon request, the name, address, and telephone number of the party to whom the original document was delivered and the purpose of such delivery. Throughout the term of this Agreement, Subservicer shall make available during normal business hours at least one (1) managerial level PHH employee to address and respond to all of MLCC’s requests for any Servicing File or any document contained in the Collateral File held by Subservicer in trust for the Servicer. Subservicer shall provide to Servicer a list of at least five (5) responsible employees, in addition to the one (1) managerial level employee, together with their individual telephone and facsimile numbers (the “Contact List”), whom Servicer may contact to request any Servicing File or any document contained in the Collateral File that may have been released to Subservicer. As stated above, at least one (1) employee on the Contact List shall always be available during normal business hours. Subservicer may from time to time notify Servicer of changes to the Contact List and shall be deemed to have satisfied its obligation so to make a managerial level employee available if at least one (1) employee (but not necessarily the same employee) on Contact List is available during normal business hours. In the event that Subservicer requires possession of any document contained in the Collateral File in the possession of Servicer in order to service such Mortgage Loan in accordance with the Applicable Requirements, Servicer will release such document from the Collateral File to Subservicer, who will hold such document in trust for the Servicer. Additionally, if any documents in the Collateral File are held in the possession of the Custodian, Servicer shall cause

Custodian to release such documents to the Subservicer. Notwithstanding anything contained herein to the contrary, in the event that any documents contained in the Collateral File are in the possession of the Subservicer, Subservicer agrees that it shall hold such documents in trust for the Servicer.
     Section 2.03 Legal Proceedings Involving the Mortgage Loans.
     The Subservicer shall commence all collection, foreclosure, bankruptcy and eviction proceedings in the name of MLCC for all Mortgage Loans subject to this Agreement in a manner as outlined in the Operations Guide. In the event the Subservicer receives notice of the existence of any legal proceeding relating to a Mortgage Loan commenced against the Servicer, the Subservicer shall promptly notify the Servicer and follow such directions as the Servicer may reasonably provide. The Servicer shall have the right to control any of the foregoing matters referred to in this Section 2.03 at the Servicer’s request. The Subservicer shall provide the Servicer, by the 15th day of each month (or next Business Day immediately thereafter) for the preceding month, the report set forth in Exhibit L, titled “The Mortgage Loan Litigation Tracking Report” and with such report, any such additional written reports as the Servicer shall reasonably request regarding such legal proceedings, provided that upon a request for an additional written report, the parties agree to negotiate the responsibility for any incremental costs and expenses associated with the provision of such additional report. Changes to the form of the Mortgage Loan Litigation Tracking Report shall only be made with the mutual consent of Servicer and Subservicer.
     Section 2.04 Material Changes.
     The Subservicer shall promptly report to the Servicer any change in its business operations, financial condition, properties or assets that could have a material adverse effect on the Subservicer’s ability to perform its obligations hereunder. Events for which the Servicer must receive notice include, but are not limited to, the following:
     (a) any merger or consolidation, any changes in the Subservicer’s ownership whether directly or indirectly (including any change in ownership of the Subservicer’s parent), or any significant reorganization;
     (b) any admission by the Subservicer to the commission of, or any finding that the Subservicer has committed, any violation of any law, regulation or order in any proceeding or audit commenced by any governmental, or regulatory authority, or any proceeding commenced in any court of law;
     (c) the commencement of any class action law suits against the Subservicer;
     (d) the Subservicer’s entry into any agreement with a third party that would result in any material change in the financial status or ownership of the Subservicer or any merger of the Subservicer; and
     (e) the occurrence of any Default hereunder.

     Section 2.05 Subservicer Not to Resign.
     The Subservicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Subservicer and the Servicer. No such resignation shall become effective until the Servicer or a new Subservicer shall have assumed the Subservicer’s responsibilities and obligations hereunder in the manner provided in Section 15.01.
     Section 2.06 Defaulted Mortgage Loans.
     (a) The Subservicer agrees to report monthly to the Servicer all Defaulted Mortgage Loans and all REO Properties subserviced pursuant to this Agreement. Such reporting shall consist of Subservicer’s monthly submission to Servicer of two reports. The first report shall be provided in the form set forth on Exhibit G-1, titled “Exposure Report.” The second report shall be provided in the form set forth on Exhibit G-2, titled “Mortgage Loan Delinquency File.” Subservicer shall provide all Exposure Reports by the 15th day of each month (or next Business Day immediately thereafter if such 15th day is not a Business Day) and Mortgage Loan Delinquency Files to Servicer by the 5th day of each month (or next Business Day immediately thereafter if such 5th day is not a Business Day) for the preceding month in order to ensure any Servicer related adjustments within two Business Days of notification by the Servicer. Changes to the form of the Exposure Report or the Mortgage Loan Delinquency File shall only be made with the mutual consent of Servicer and Subservicer.
     (b) The Servicer reserves the right (but not the obligation) to elect to administer certain default servicing activities relating to any Defaulted Mortgage Loan or REO Property upon written notice to the Subservicer. As to any REO Property, the Subservicer shall provide the Servicer with written notification of the related foreclosure sale within one (1) Business Day after the date of such foreclosure sale. The Servicer shall notify the Subservicer within seven (7) Business Days after receiving such notification from the Subservicer in the event the Servicer elects to administer default servicing activities relating to the REO Property. Notwithstanding the foregoing, at any time during the period in which a Mortgage Loan is Delinquent, the Servicer may provide written notice to the Subservicer of the Servicer’s election to administer default servicing activities in connection with an REO Property after the foreclosure sale. If the Servicer elects to assume such activities as set forth above, the Servicer shall be obligated for any fees or commissions due any agent previously retained by the Subservicer or its agent, unless Servicer notifies Subservicer that it elects to administer default servicing prior to the foreclosure sale of said property. In accordance with such notice from the Servicer, the Subservicer shall forward to the Servicer all relevant documentation relating to any Defaulted Mortgage Loans or REO Properties and shall comply with all reasonable transfer requests of Servicer. Upon the transfer from the Subservicer to the Servicer of the relevant files and documentation, the Servicer shall commence default servicing activities with respect to such Defaulted Mortgage Loans or REO Properties. In the event any Defaulted Mortgage Loans or REO Properties are reinstated and reinstatement funds are received by the Servicer, (i) the Servicer shall remit such funds to the Subservicer in accordance with Subservicer’s wire instructions or other payment instructions, (ii) provided that the Servicer has complied with the requirements of subpart (i) hereof, the Subservicer shall post such funds to the account no later than the next Business Day, (iii) the Subservicer shall again be fully responsible for the subservicing for such Mortgage Loan, (iv) the Servicer shall forward the related mortgage file and all other relevant documentation to

Subservicer, and (v) Servicer shall comply with all reasonable transfer requests of Subservicer. In the event any Defaulted Mortgage Loans or REO Properties Mortgage Loan reach final disposition and Liquidation Proceeds are received by the Servicer, (i) the Servicer shall deposit such funds, (ii) the Servicer shall notify the Subservicer of receipt of such Liquidation Proceeds, (iii) the Subservicer shall post non-monetary transactions to bring the account balance to zero no later than the next Business Day, and (iv) the Servicer shall be responsible for preparation of the Officer Certificate and shall retain the related mortgage file and all other relevant documentation.
     (c) In connection with any expenses incurred by Servicer for any Defaulted Mortgage Loans or REO Properties under this Section 2.06, upon receipt of any related invoices, Servicer shall forward such invoices to Subservicer for payment in the ordinary course of business. Subservicer shall ensure payment of such invoices within thirty (30) Business Days of the receipt of an invoice by Subservicer and shall be responsible for late fees incurred with respect to invoices received by Subservicer thirty (30) or more days prior to the due date thereof.
     (d) Subservicer Advances will be funded by Subservicer. All Subservicer Advances shall be approved by Servicer as defined in the Operations Guide. Servicer shall reimburse Subservicer for any Subservicer Advances on a monthly basis. Subservicer shall provide a reconciliation schedule of Subservicer Advances in the form of Exhibit E, in both hard copy and electronic format, to the Servicer by the fifth Business Day of each month. Servicer shall have three (3) Business Days to review the reconciliation and either approve it or advise Subservicer of errors. Servicer and Subservicer shall cooperate and exert reasonable efforts to correct any errors. Servicer and Subservicer shall remit funds to each other as applicable, within one (1) Business Day of either the approval of the reconciliation or the correction of errors detected by the appropriate party. In any event, a mutually agreed upon amount must be remitted to the appropriate party no later than the 20th day of the month (or next Business Day immediately thereafter). Notwithstanding anything contained herein to the contrary, upon request of the Subservicer, to the extent that Subservicer has made a Servicing Advance with respect to a Mortgage Loan in excess of $25,000 the Servicer shall promptly reimburse Subservicer for the amount of such Servicing Advance, but in any event within five (5) Business Days, after receipt of such request from Subservicer.
     (e) The Subservicer shall inspect a Mortgaged Property upon: (i) the Mortgage Loan becoming forty-five (45) to sixty (60) days delinquent and Subservicer is unable to contact or establish satisfactory arrangements with the Mortgagor; (ii) the Mortgage Loan is referred to foreclosure; (iii) the Mortgagor is delinquent under a governing bankruptcy repayment plan; or (iv) in accordance with the Applicable Requirements and as may be required by the primary mortgage guaranty insurer, to assure itself that the value of the Mortgaged Property is being preserved. The Subservicer shall keep a record of each such inspection and, upon request, shall provide the Servicer with an electronic report fully detailing the results of each such inspection.
     Section 2.07 Title, Management and Disposition of REO Properties.
     (a) If title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of MLCC. The Subservicer shall not cause title to be acquired to any Mortgaged Property, or proceed with the management of any REO Property, for which the Subservicer has Knowledge that such Mortgaged Property or

REO Property is affected by hazardous waste, but shall promptly notify the Servicer of such condition, and thereafter follow such reasonable directions as the Servicer may provide. The Subservicer shall either itself, or through an agent approved by the Servicer (which approval shall not be unreasonably withheld), manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in accordance with the Servicer’s direction.
     (b) The income received from the management of any REO property shall be deposited in the Custodial Account and shall be applied as a reduction in any existing subservicer advances for the related REO property or placed in suspense for the related property within two (2) Business Days of receipt.
     (c) If the Subservicer elects to dispose of an REO Property without utilizing the services of an agent, the Subservicer shall notify the Servicer of its receipt of any and all bona fide offers to purchase that REO Property. Each such REO Disposition shall be carried out by the Subservicer at such price, and upon such terms and conditions, as the Servicer shall approve in writing.
     (d) If the Subservicer utilizes the services of an approved agent to dispose of an REO Property, the Subservicer shall provide the Servicer with a copy of such agent’s marketing plan, which shall include, but not be limited to, (i) the marketing time period, (ii) an estimate of the costs of any repairs or improvements, (iii) the lowest acceptable sale price for the REO Property and (iv) other proposed terms and conditions of sale. Within seven (7) Business Days after receipt of any such marketing plan, the Servicer shall review the plan and notify the Subservicer in writing as to whether the terms and conditions thereof are acceptable to the Servicer. Notwithstanding the foregoing, the Servicer’s failure to provide such written notification to the Subservicer within such seven (7) Business Day period shall not be deemed acceptance of the marketing plan. If the terms, conditions, and lowest acceptable sale price set forth in the marketing plan are acceptable to the Servicer, the REO Disposition shall be carried out by the Subservicer in accordance with the terms thereof. If the Subservicer receives a bona fide offer to purchase an REO Property and would like to accept the offer, but the offer is outside the parameters of the approved marketing plan, the Subservicer shall provide the Servicer with written notification of the terms and conditions of the offer. Within seven (7) Business Days after receiving the terms and conditions of such offer, the Servicer shall review the offer and notify the Subservicer in writing as to whether such terms and conditions are acceptable to the Servicer. Notwithstanding the foregoing, the Servicer’s failure to provide such written notification to the Subservicer within such seven (7) Business Day period shall not be deemed acceptance of the offer.
     (e) The Subservicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Subservicer Advances from proceeds received in connection with such REO Disposition. If the proceeds from an REO Disposition are insufficient to reimburse the Subservicer for any related unreimbursed Subservicer Advances, the Subservicer shall be entitled to reimbursement from the Servicer by submission of an Officer Certificate as described in the Operations Guide. All proceeds from an REO Disposition, net of any reimbursement to the Subservicer as provided above, shall be remitted to the Servicer with the related Officer Certificate as described in the Operations Guide.

     Section 2.08 Establishment of and Deposits to Custodial Account.
     The Subservicer shall segregate and hold all funds collected and received in connection with a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “PHH Mortgage Corporation, in trust for Merrill Lynch Credit Corporation, its successors and assigns and/or subsequent Servicers of Mortgage Loans — P & I.” The account agreement for the Custodial Account shall provide that such account is a special deposit required to be segregated and held by the Qualified Depository maintaining such account in a fiduciary capacity, separate and apart from the Qualified Depository’s own funds and general assets, and that the account shall not be held in any capacity that would create a debtor-creditor relationship between the Qualified Depository and the Subservicer or the Servicer. The Custodial Account shall be established with a Qualified Depository and within ten (10) days thereof, the Subservicer shall provide the Servicer with written confirmation of the existence of such Custodial Account in the form attached hereto as Exhibit I. Funds deposited in the Custodial Account may be drawn on by the Subservicer in accordance with Section 2.09.
     The Subservicer shall deposit in a mortgage clearing account on a daily basis (such funds deposited and held in the clearing account may not be commingled with any funds owned by the Subservicer, but may be commingled with the proceeds of any other mortgage loans or with funds serviced for other investors or for the Subservicer’s own portfolio), and in the Custodial Account within two (2) Business Days of Subservicer’s receipt, and retain therein, the following collections received by the Subservicer and any other amounts required to be deposited by the Subservicer pursuant to this Agreement after the Effective Date, or received by the Subservicer prior to the related Servicing Date but allocable to a period subsequent thereto, other than payments of principal and interest due on or before the Effective Date, as follows:
          (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;
          (ii) all payments on account of interest on the Mortgage Loans;
          (iii) all Liquidation Proceeds;
          (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.22 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.24), Section 2.23 and Section 2.25;
          (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.24;
          (vi) any amount required to be deposited in the Custodial Account pursuant to this Agreement;
          (vii) any amounts required to be deposited by the Subservicer pursuant to Section 2.23 in connection with the deductible clause in any blanket hazard insurance policy;

          (viii) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 2.07; and
          (ix) any amounts received with respect to Prepayment Charges as set forth in Section 2.13.
     The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 2.17, need not be deposited by the Subservicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Subservicer and the Subservicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 2.09.
     Section 2.09 Permitted Withdrawals From Custodial Account.
     The Servicer shall have the sole power and authority to withdraw funds from the Custodial Account and reimburse Subservicer for expenses incurred by it as subservicer pursuant to the terms of this Agreement. Notwithstanding the foregoing, the Servicer hereby permits the Subservicer, solely for the Servicer’s convenience and solely in a custodial and administrative capacity only, to, unless the Servicer has revoked such permission in its sole and absolute discretion or an Event of Default has occurred, withdraw, from time to time, from the related Custodial Account for the following purposes:
          (i) to make payments to the Servicer in the amounts and in the manner provided for in Section 5.01;
          (ii) to reimburse itself for unreimbursed Subservicing Advances to extent legally recoverable, and for any unpaid Servicing Fees, the Subservicer’s right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Subservicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Subservicer’s right thereto shall be prior to the rights of Servicer;
          (iii) to pay itself interest on funds deposited in the Custodial Account;
          (iv) to pay any amount required to be paid pursuant to Section 2.07 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;
          (v) to reimburse itself for any undisputed Subservicing Advances or REO expenses after the REO Disposition or liquidation of the Mortgaged Property not otherwise reimbursed above to the extent legally recoverable;

          (vi) to remove funds inadvertently placed in the Custodial Account by the Subservicer; and
          (vii) to clear and terminate the Custodial Account upon the termination of this Agreement.
     In the event that the Custodial Account is interest bearing, on either the Interim Remittance Date or Normal Remittance Date, as applicable, the Subservicer shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Subservicer is not obligated to remit on such Interim Remittance Date or Normal Remittance Date, as applicable. The Subservicer may use such withdrawn funds only for the purposes described in this Section 2.09.
     Section 2.10 Establishment of and Deposits to Escrow Account
     (a) The Subservicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “PHH Mortgage Corporation, in trust for the Merrill Lynch Credit Corporation, its successors and assigns and/or subsequent Servicers of Residential Mortgage Loans, and various Mortgagors — T & I.” The account agreement for the Escrow Account shall provide that such account is a special deposit required to be segregated and held by the Qualified Depository maintaining such account in a fiduciary capacity, separate and apart from the Qualified Depository’s own funds and general assets, and that the account shall not be held in any capacity that would create a debtor-creditor relationship between the Qualified Depository and the Subservicer or the Servicer. The Escrow Accounts shall be established with a Qualified Depository, within ten (10) days of the establishment of the Escrow Account, the Subservicer shall provide the Servicer with written confirmation of the existence of such Escrow Account in the form attached hereto as Exhibit K. Funds deposited in the Escrow Account may be drawn on by the Subservicer in accordance with Section 2.11.
     (b) The Subservicer shall deposit in a mortgage clearing account on a daily basis (such funds deposited and held in the clearing account may not be commingled with any funds owned by the Subservicer, but may be commingled with the proceeds of any other mortgage loans or with funds serviced for other investors or for the Subservicer’s own portfolio) and in the Escrow Account or Accounts within two (2) Business Days of Subservicer’s receipt, and retain therein:
          (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and
          (ii) all amounts representing Restricted Proceeds.
     (c) The Subservicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 2.11. The Subservicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Subservicer shall pay interest on escrowed funds to the Mortgagor.
     Section 2.11 Permitted Withdrawals From Escrow Account.
     Withdrawals from the Escrow Account or Accounts may be made by the Subservicer only:
          (i) to effect timely payments of ground rents, taxes, maintenance fees, assessments, water rates, mortgage insurance premiums, condominium charges, co-op charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;
          (ii) to reimburse the Subservicer for any Subservicing Advances made by the Subservicer pursuant to Section 2.12 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;
          (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;
          (iv) for transfer to the Custodial Account for application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;
          (v) for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 2.24;
          (vi) to pay to the Subservicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;
          (vii) to remove funds inadvertently placed in the Escrow Account by the Subservicer; and
          (viii) to clear and terminate the Escrow Account on the termination of this Agreement.
     Section 2.12 Payment of Taxes, Insurance and Other Charges.
     With respect to each Mortgage Loan, the Subservicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy or LPMI Policy premiums and fire, flood and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Subservicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Subservicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Subservicer shall make advances from its own funds to effect such payments.
     Section 2.13 Prepayment Charges.
     The Subservicer may not waive any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the Prepayment Charge is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Subservicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Subservicer is required to deposit the amount of such waived Prepayment Charge in the Custodial Account no later than one (1) Business Day following such waiver.
     Section 2.14 OFAC Reporting.
     With respect to each Mortgagor and after the related Servicing Date, the Subservicer will monitor applicable sanction lists pursuant to, and in accordance with, the Anti-Money Laundering Laws, including to determine whether any Mortgagor becomes listed as a “blocked person” for purposes of the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”). In the event a Mortgagor is listed as a “blocked person”, the Subservicer shall immediately notify the Servicer.
     Section 2.15 Servicing Transfer.
     At the end of the Subservicing Period or immediately upon Subservicer’s receipt of a Notice of Default pursuant to Section 14.01 of this Agreement, the Servicer, or its designee, shall assume all servicing responsibilities related to the Mortgage Loans and the Subservicer shall cease all servicing responsibilities related to the Mortgage Loans. At the end of the Subservicing Period or immediately upon Subservicer’s receipt of a Notice of Default pursuant to Section 14.01, as applicable, the Subservicer shall, at its cost and expense if terminated for cause pursuant to this Agreement, otherwise, at Servicer’s cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Servicer, or its designee, in compliance with applicable law. The Subservicer agrees to execute and deliver such instruments and take such actions as the Servicer, or its designee may, from time to time, reasonably request to carry out the servicing transfer.
     Subservicer shall pay all hazard and flood insurance premiums, Primary Insurance Policy and LPMI Policy premiums, due within thirty (30) days after the date of transfer of servicing. Subservicer shall pay all tax bills (including interest, late charges and penalties in connection therewith) due, meaning economic loss, within thirty (30) days after the date of transfer of servicing. Servicer shall reimburse Subservicer for any advances for such premiums made by the Subservicer prior to the transfer of servicing within thirty (30) days of receipt of an invoice for the same. Escrow advances are to be netted against positive escrow balances and one wire will be sent to Servicer or successor subservicer. For ninety (90) days after the date of transfer of servicing, Subservicer shall deliver such tax bills as it may receive with respect to the Mortgage Loans to the Servicer within ten (10) Business Days of receipt of the same, thereafter Subservicer shall exercise reasonable efforts to deliver such tax bills as it may receive with respect to the Mortgage Loans to the Servicer within a reasonable time of its receipt of same. For ninety (90) days after the date of transfer of servicing, Subservicer shall deliver such insurance policies or renewals and invoices as it may receive with respect to the Mortgage Loans to the Servicer within ten (10) Business Days of its receipt of same, thereafter Subservicer shall exercise reasonable efforts to deliver such insurance policies or renewals and invoices as it may receive with respect to the Mortgage Loans to the Servicer within a reasonable time of its receipt of same.
     Section 2.16 Satisfaction of Mortgages and Release of Mortgage Files.
     Upon the payment in full of any Mortgage Loan, or the receipt by the Subservicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Subservicer shall notify the Servicer in the monthly remittance advice as provided in Section 5.02, and may request the release of any documents contained in the Collateral File. If such Mortgage Loan is a MERS Mortgage Loan, the Subservicer is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Servicer, any and all instruments of satisfaction or cancellation or of partial or full release.
     If the Subservicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a modification of the Mortgage Loan or a liquidation of the Mortgaged Property pursuant to the terms of this Agreement) or should the Subservicer otherwise prejudice any rights the Servicer may have under the mortgage instruments, the Subservicer shall, upon discovery of such error, have a period of thirty (30) days from its discovery or its receipt of notice of such error within which to correct or cure said error or such longer period as necessary, if the delay is due solely to a delay by the public recording office provided that Subservicer provides an Officer Certificate certifying such delay is due solely to a delay by the public recording office. Unless such delay is due solely to a delay by the public recording office, if any such error cannot be corrected or cured within such thirty-day period, Subservicer shall deposit in the Custodial Account the entire Outstanding Principal Balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Normal Remittance Date in the month following the date of such release. The Subservicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 2.30 insuring the Subservicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.
     Section 2.17 Assumption Processing.
     The Subservicer shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Subservicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Subservicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy or LPMI Policy, if any.
     If the Subservicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Subservicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Subservicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Subservicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement shall be entered into pursuant to which the original Mortgagor is released from liability and the person to whom such property has been conveyed is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Subservicer for entering into an assumption agreement the fee will be retained by the Subservicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the Outstanding Principal Balance of the Mortgage Loan nor any other material terms shall be changed without Servicer’s consent.
     To the extent that any Mortgage Loan is assumable, the Subservicer shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loan. If the credit worthiness of the proposed transferee does not meet such underwriting criteria, the Subservicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.
     Section 2.18 Misapplied Payments and NSF.
     Subservicer shall be responsible for administering and correcting any payment misapplications, and any adjustments necessary due to the return of payments for insufficient funds.
     Section 2.19 Tax Reporting.
     Subservicer shall be responsible for the preparation and filing of all reports required by the IRS of a mortgage loan servicer or subservicer for any Mortgage Loan.
     Section 2.20 Limited Powers of Attorney and Limited Authorized Signatories.
     Servicer agrees to provide Subservicer on the first Servicing Date with limited powers of attorney in the agreed upon form attached hereto as Exhibit H.

     Section 2.21 Updated Exhibits and Schedules.
     As soon as possible, and in any event no later than five (5) Business Days after the applicable Servicing Date, Subservicer shall have received from Servicer updated versions of each then-relevant exhibit and schedule hereto, certified as being true and correct on behalf of Servicer by an authorized officer thereof, with respect to the subservicing transferred on that date.
     Section 2.22 Maintenance of Hazard Insurance.
     The Subservicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of: (i) 100% of the insurable value on a replacement cost basis of the improvements on the related Mortgaged Property and (ii) the greater of (a) the Outstanding Principal Balance of the Mortgage Loan and (b) an amount such that the proceeds of such insurance shall be sufficient to prevent the application to the Mortgagor or the loss payee of any coinsurance clause under the policy. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to FNMA or FHLMC, the Subservicer shall notify the Servicer and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 2.23 hereof; provided however, the Subservicer shall maintain a blanket policy covering the Mortgage Loans during such period.
     If the related Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Subservicer shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to FNMA or FHLMC in an amount representing coverage equal to the lesser of: (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the Outstanding Principal Balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Subservicer determines in accordance with applicable law and pursuant to the FNMA Servicer Guide that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Subservicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage, the Subservicer shall force place the required flood insurance on the Mortgagor’s behalf within thirty days following the date of the last letter sent by Subservicer to the Mortgagor requesting collection of such insurance premium, but in any event in accordance with Applicable Requirements.

     If a Mortgage is secured by a unit in a condominium project, the Subservicer shall verify that the coverage required of the homeowner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current FNMA requirements, and secure from the homeowner’s association its agreement to notify the Subservicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.
     In the event that any Servicer or the Subservicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Subservicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the required amount of coverage for the Mortgaged Property and if the Mortgagor does not obtain such coverage, the Subservicer shall immediately force place the required coverage on the Mortgagor’s behalf
     All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.
     The Subservicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Subservicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to FNMA and FHLMC and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Subservicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.
     Pursuant to Section 2.09, any amounts collected by the Subservicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Subservicer’s normal servicing procedures as specified in Section 2.24) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.09.
     Section 2.23 Maintenance of Mortgage Impairment Insurance.
     In the event that the Subservicer shall obtain and maintain a blanket policy insuring against losses arising from fire, flood and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 2.22 and otherwise complies with all other requirements of Section 2.22, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 2.22. The Subservicer shall prepare and make any claims on the blanket policy as deemed necessary by the Subservicer in accordance with the Applicable Requirements. Any amounts collected by the Subservicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.09. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 2.22, and there shall have been a loss which would have been covered by such policy, the Subservicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Subservicer’s funds, without reimbursement therefore. Upon request of the Servicer, the Subservicer shall cause to be delivered to the Servicer a certificate of insurance and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to such Servicer.
     Section 2.24 Restoration of Mortgaged Property.
     The Subservicer need not obtain the approval of the Servicer prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with the Applicable Requirements. For claims greater than $10,000, at a minimum the Subservicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:
          (i) the Subservicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;
          (ii) the Subservicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;
          (iii) the Subservicer shall verify that the Mortgage Loan is not in default; and
          (iv) pending repairs or restoration, the Subservicer shall place Restricted Proceeds in the Escrow Account.
     If the Servicer is named as an additional loss payee, the Subservicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Servicer.
     Section 2.25 Maintenance of PMI Policy or LPMI Policy; Claims.
     With respect to each Mortgage Loan with an LTV in excess of [***]% at the time of origination, the Subservicer shall, without any cost to the Servicer, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring a portion of the Outstanding Principal Balance of the Mortgage Loan as to payment defaults. If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to [***]% or (ii) the PMI Policy is otherwise terminated pursuant to the Home Owners Protection Act of 1998, 12 USC §4901, et seq. In the event that such PMI

[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Policy or an LPMI Policy shall be terminated other than as required by law, the Subservicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy or LPMI Policy. If the insurer shall cease to be a Qualified Insurer, the Subservicer shall determine whether recoveries under the PMI Policy or LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Subservicer shall in no event have any responsibility or liability for any failure to recover under the PMI Policy or LPMI Policy for such reason. If the Subservicer determines that recoveries are so jeopardized, it shall notify the Servicer and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Subservicer shall not take any action which would result in noncoverage under any applicable PMI Policy or LPMI Policy, of any loss which, but for the actions of the Subservicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 2.17, the Subservicer shall promptly notify the insurer under the related PMI Policy or LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy or LPMI Policy and shall take all actions which may be required by the insurer as a condition to the continuation of coverage under the PMI Policy or LPMI Policy. If such PMI Policy or LPMI Policy is terminated as a result of such assumption or substitution of liability, the Subservicer shall obtain a replacement PMI Policy or LPMI Policy as provided above.
     In connection with its activities as Subservicer, the Subservicer agrees to prepare and present, on behalf of itself and the Servicer, claims to the insurer under any PMI Policy or LPMI Policy or any other primary mortgage guaranty insurance policies obtained and paid for by the Servicer, in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy or any other primary mortgage guaranty insurance policies obtained and paid for by the Servicer respecting a defaulted Mortgage Loan. Pursuant to Section 2.07, any amounts collected by the Subservicer under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 2.09.
     Section 2.26 Servicer to Service Additional Collateral.
     Notwithstanding anything to the contrary in this Agreement, Servicer shall service and administer all Additional Collateral, it being understood and agreed that only Servicer shall service and administer the related securities accounts with respect to Additional Collateral Agreements.
     Section 2.27 Transfer of Mortgage Loans.
     The Subservicer acknowledges that from time to time the Servicer may choose to sell and/or assign to various Subsequent Purchasers all or a portion of the Mortgage Loans that are subject to this Agreement, thereby effecting one or more Whole Loan Transfers or Pass-Through Transfers (each a “Reconstitution”) of such Mortgage Loans. Subject to the terms and conditions contained herein and in the Letter Agreement, the Subservicer acknowledges that the Servicer shall have the right to sell and assign any or all of the Mortgage Loans (including any related Servicing Rights), and the Subservicer shall recognize the related Subsequent Purchaser as the owner of such Mortgage Loans.

     With respect to each Reconstitution, as the case may be, entered into by the Servicer or any affiliate of the Servicer, the Subservicer agrees:
          (i) to cooperate fully with the Servicer and any Subsequent Purchaser with respect to all reasonable requests and due diligence procedures and with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of the Servicing File and any documents contained in the Collateral File in the possession of Subservicer and other related documents, and with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers; provided, however, that if the information provided by Subservicer to satisfy any such request or to comply with any such procedure is not required by any other Transaction Agreement, or is not contained in a standard report produced by Subservicer’s EDP, any reasonable out-of-pocket expenses incurred by Subservicer to provide such information shall be paid by Servicer;
          (ii) to execute (a) any amendment to this Agreement and (b) any reconstitution agreements, provided that each of the Subservicer and the Servicer is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein (the Servicer shall reimburse Subservicer for reasonable outside counsel expenses to be approved by Servicer to review such amendment or reconstitution agreement; provided that Servicer pre-approves Subservicer’s use of outside counsel in writing). Subservicer shall, as Servicer may request, either (A) enter into such amendment or reconstitution agreement (collectively “Amendments”), in which case Servicer’s rights and obligations thereunder shall be freely assignable and delegable to the Subsequent Purchaser without any further action or consent by Subservicer, or (B) enter into such Amendment directly with the Subsequent Purchaser; provided that, in the case of (A) or (B), no such Amendment materially increases the existing duties of Subservicer under the Transaction Agreements;
          (iii) with respect to any Reconstitution, the Subservicer shall restate the representations and warranties regarding the Subservicer as of the closing date of such Reconstitution, modified to the extent necessary to accurately reflect the pool statistics of the Mortgage Loans as of the date of such Reconstitution and supplemented by additional representations and warranties that are not unreasonable under the circumstances as of the date of such Reconstitution, to the extent that any events or circumstances, including changes in applicable law occurring subsequent to the related Closing Date(s), would render a related Mortgage Loan unmarketable to a material segment of the secondary mortgage or mortgage-backed securities market; provided, however, that Subservicer may qualify any such representation or warranty to reflect an event or circumstance that arose after the date thereof and that would cause such representation or warranty to be inaccurate, so long as such event or circumstance is not a breach by Subservicer of any term or condition of any Transaction Agreement;
          (iv) to deliver to the Servicer for inclusion in any prospectus or other offering material such publicly available information regarding the Subservicer, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information (including loan information) requested by the Servicer, and to deliver to the Servicer any similar nonpublic, unaudited financial information, in which case the Servicer shall bear the cost of having such information audited by certified public accountants if the Servicer desires such an audit, or as is otherwise reasonably requested by the Servicer and which the Subservicer is capable of providing without unreasonable effort or expense, and to indemnify the Servicer and its affiliates for material misstatements, alleged material misstatements, omissions or alleged omissions contained in any of the information provided above;
          (v) to deliver to the Servicer and to any Person designated by the Servicer, at the Servicer’s expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Subservicer pursuant to clause 4 above as shall be reasonably requested by the Servicer;
          (vi) to deliver to the Servicer, and to any Person designated by the Servicer, such legal documents and in-house Opinions of Counsel as are customarily delivered by servicers, as the case may be, and reasonably determined by the Servicer to be necessary in connection with any Reconstitution, as the case may be, such in-house Opinions of Counsel for a Securitization Transaction to be in the form reasonably acceptable to the Servicer; it being understood that the cost of any opinions of outside counsel special counsel that may be required for a Reconstitution, as the case may be, shall be the responsibility of the Servicer, provided that Servicer pre-approves Subservicer’s use of outside counsel in writing;
          (vii) to negotiate in good faith and execute one or more subservicing agreements between the Subservicer and any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market, designated by the Servicer in its sole discretion after consultation with the Subservicer and/or one or more custodial and servicing agreements among the Servicer, the Subservicer and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Servicer in its sole discretion after consultation with the Subservicer, in either case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization;
          (viii) in the event that the Servicer appoints a credit risk manager in connection with a Securitization Transaction, to execute a credit risk management agreement and provide reports and information reasonably required by the credit risk manager; provided, however, that if the information provided by Subservicer to satisfy such request or to comply with any such procedure is not required by this Agreement, or is not contained in a standard report produced by Subservicer’s EDP, any reasonable out-of-pocket expenses incurred by Subservicer to provide such information shall be paid by Servicer;
          (ix) in the event a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Subservicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Subservicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.
All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall be subject to this Agreement and shall continue to be serviced for the remainder of the Subservicing Period in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect. It is agreed that Servicer shall provide notice to Subservicer of a (i) Whole Loan Transfer at least 10 Business Days prior to the effective date of the transaction and (ii) Pass-Through Transfer at least 10 Business Days prior to the effective date of the transaction and/or (iii) servicing released transfer at least 30 days prior to the date of the transfer of servicing. Such notice shall include a loan schedule identifying the Mortgage Loans to be included in each Whole Loan Transfer, Pass-through Transfer or servicing released transfer.
     Section 2.28 Regulation AB
     (a) In addition to Subservicer’s obligations hereunder, Subservicer agrees to perform on behalf of Servicer or any Subsequent Purchaser the same obligations it has agreed to perform under the Related Agreements (including but not limited to providing the same information and services relating to Regulation AB thereunder).
     (b) With respect to any Pass-Through Transfer, the Subservicer hereby agrees to provide to the Servicer, upon five (5) Business Days prior notice, disclosure with respect to the Subservicer that satisfies (in the sole reasonable discretion of the Subservicer) the requirements of Items 1108(b), 1108(c)(2), 1108(c)(3), 1108(c)(4), 1108(c)(5), 1117 and 1119 of Regulation AB, provided, with respect to Item 1119, that the Servicer has identified to the Subservicer the appropriate parties with respect to the related Pass-Through Transfer.
     (c) The Subservicer shall indemnify the Servicer, each affiliate of the Servicer, and each of the following parties participating in a Pass-Through Transfer: each sponsor and issuing entity; each Person (including, but not limited to, any master servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act of 1933 and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement of a material fact contained or alleged to be contained in any information required to be provided pursuant to the Related Agreements and herein by or on behalf of the Subservicer.
     (d) Subservicer hereto acknowledges and agrees that the purpose of Section 2.28 is to facilitate compliance by Servicer with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply with requests made by Servicer, for delivery of additional or different information as the Servicer may determine in good faith is necessary to comply with the provisions of Regulation AB.
     Section 2.29 Mortgage Loan Information.
     (a) During the term of this Agreement, Subservicer agrees that it shall supply on a daily basis (i) the Loan Information for each Mortgagor to Servicer and (ii) aggregate loan information on the Mortgage Loans, on a daily basis in accordance with the specific timing, transfer, and other requirements as may from time to time be designated by Servicer.
     (b) Servicer and Subservicer acknowledge that, to the best of their respective Knowledge, their respective obligations to provide information sharing notices and to supply the Loan Information are permitted by, and comply with, the Applicable Requirements. The parties acknowledge that in the event that there has been a change in the Applicable Requirements that may affect either (i) the dissemination of the Loan Information from Subservicer to Servicer, (ii) the manner in which the Loan Information is disseminated from Subservicer to Servicer, or (iii) the form, content, or delivery of the required form of information sharing notices then the parties hereto shall work in good faith to address the effect of this change in the Applicable Requirements and to resolve the same in a manner that is reasonably acceptable in good faith to both parties and that will allow Subservicer to continue to supply to Servicer as much of the Loan Information as is then possible given the applicable change in the Applicable Requirements.
     (c) Servicer acknowledges and agrees that it will not use or disseminate the Loan Information in violation of the Applicable Requirements.
     Section 2.30 Maintenance of Fidelity Bond and Errors and Omissions Insurance.
     The Subservicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other Persons acting in any capacity requiring such Persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Subservicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Subservicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Subservicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Subservicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.30 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Subservicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to FNMA or FHLMC. Upon the request of the Servicer, the Subservicer shall cause to be delivered to the Servicer a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Servicer.
     Section 2.31 Subservicer Reports
     In addition to any other reports required pursuant to the terms of this Agreement, during the term of this Agreement, Subservicer shall furnish any reports or documentation that the Servicer may reasonably request. Reports requested may include reports not specified or otherwise required by this Agreement or reports required to comply with any regulations regarding any supervisory agents or examiners of the Servicer. All reports shall be delivered in accordance with the Servicer’s reasonable instructions and directions. The Subservicer agrees to execute and deliver all such instruments and take all such action as the Servicer, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.
     Section 2.32 Use of Hardware and Software
     In the event that Subservicer shall be performing MLCC Services on behalf of Servicer and any third party utilizing common hardware and/or Software, Servicer shall have the right, on reasonable notice to Subservicer and at Servicer’s sole cost and expense, to audit such hardware and Software to ensure segregation of MLCC Data from third party data adequate to prevent unauthorized disclosure of MLCC Data to third parties, and to ensure the security of MLCC Data in accordance with normal industry practices, provided that such audit shall not disrupt Subservicer’s ability to perform the MLCC Services.
     Section 2.33 Technical Architecture Standards
     On notice thereof, Subservicer shall comply with all reasonable Servicer information management technical architecture standards related to interfacing with Servicer systems, as identified and amended by Servicer from time to time.
     Section 2.34 Compliance with Policies
     Subservicer shall, upon notice thereof by Servicer, comply with all of Servicer’s commercially reasonable policies and procedures regarding security and safeguarding of MLCC Data.
     Section 2.35 Continuation of MLCC Services
     Subservicer acknowledges that the provision of MLCC Services is critical to the business and operations of Servicer. In the event of a fee dispute between Servicer and Subservicer pursuant to which either Party in good faith believes it is entitled to withhold payment of the disputed amount or for which either Party in good faith believes payment is due, each Party shall continue to perform its obligations under the Transaction Agreements, including continuing to pay undisputed amounts. Neither Party shall under any circumstances suspend or disrupt, or seek any injunctive or other equitable relief for the purpose of suspending or disrupting, directly or indirectly, provision of the services to the other Party under the Transaction Agreements or the normal business operations of the other Party.
ARTICLE III
SERVICER REPRESENTATIONS AND WARRANTIES
     In addition to representations and warranties, if any, made elsewhere in this Agreement, Servicer represents and warrants to Subservicer as of the date hereof and each applicable Servicing Date, as follows:
     Section 3.01 Organization and Good Standing.
     Servicer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Servicer has in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations, or exemptions therefrom, to conduct all activities in all jurisdictions in which its activities with respect to the Mortgage Loans require it to be qualified or licensed.
     Section 3.02 Authority and Capacity: Ordinary Course.
     Servicer has all requisite corporate power, authority and capacity to carry on its business as it is now being conducted, to execute and deliver this Agreement, and to perform all of its obligations hereunder. Servicer does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement.
     Section 3.03 Effective Agreement.
     The execution, delivery, and performance of this Agreement by Servicer and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, shareholder, or other action by Servicer; this Agreement has been duly and validly executed and delivered by Servicer; and this Agreement is a valid and legally binding agreement of Servicer, enforceable against Servicer in accordance with its respective terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors’ rights and the discretion of a court to grant specific performance of contracts.
     Section 3.04 No Conflict.
     Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with its respective terms and conditions shall (a) violate, conflict with, result in the breach of, constitute a default under, be prohibited by, or require any additional approval under any terms, conditions, or provisions of Servicer’s Certificate of Incorporation or by-laws, or any other similar corporate or organizational documents of Servicer; any mortgage, indenture, deed of trust, loan or credit agreement, or other agreement or instrument to which Servicer is now a party or by which it is bound; or any law, ordinance, rule, regulation, order, judgment or decree of any governmental authority applicable to Servicer; or (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of Servicer.

     Section 3.05 Approvals and Compliance
     Servicer holds all licenses, approvals, permits, and other authorizations, or exemptions therefrom, required under Applicable Requirements to service the Mortgage Loans.
     Section 3.06 Errors and Omission Insurance
     Error and omissions and fidelity insurance coverage, in the amounts required by the Applicable Requirements, is in effect with respect to Servicer and will be maintained with respect to the related Mortgage Loans until such time as the Servicer is no longer the servicer of the Mortgage Loans.
     Section 3.07 Litigation
     There is no litigation, claim, demand, proceeding or governmental investigation existing or pending, or to the Knowledge of Servicer, threatened, nor is there any order, injunction or decree outstanding against or related to Servicer that could (1) have a material adverse effect upon the performance by Servicer of its obligations under this Agreement or (2) to Servicer’s Knowledge, would result in any material loss or liability to Subservicer. Further, to Servicer’s Knowledge, there is no meritorious basis for any such litigation, claim, demand, proceeding, or governmental investigation regarding either clauses (1) or (2) above.
     Section 3.08 Financial Condition of Servicer
     Neither Servicer, Merrill Lynch Bank and Trust Company, FSB, nor any of Servicer’s subsidiaries is in bankruptcy, receivership or conservatorship. Servicer has the requisite financial resources and ability to meet its obligations under this Agreement, including, but not limited to, any and all indemnification and/or repurchase obligations.
     Section 3.09 Indemnification of Subservicer
     The Servicer shall indemnify the Subservicer and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a breach of the Servicer’s representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Servicer to indemnify the Subservicer as provided in this Section 3.09 constitute the sole remedies of the Subservicer respecting a breach of the foregoing representations and warranties.
     Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Article III shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Subservicer or notice thereof by the Servicer to the Subservicer, (ii) failure by the Servicer to cure such breach, and (iii) demand upon the Servicer by the Subservicer for compliance with this Agreement.

ARTICLE IV
SUBSERVICER REPRESENTATIONS, WARRANTIES AND COVENANTS
     In addition to representations and warranties, if any, made elsewhere in this Agreement, Subservicer represents and warrants to Servicer as of the date hereof and each applicable Servicing Date, as follows:
     Section 4.01 Due Incorporation and Good Standing.
     Subservicer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Subservicer has in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations, or exemption therefrom, to conduct all activities in all jurisdictions in which its activities with respect to the Mortgage Loans require it to be qualified or licensed.
     Section 4.02 Authority and Capacity; Ordinary Course.
     Subservicer has all requisite corporate power, authority and capacity to carry on its business as it is now being conducted, to execute and deliver this Agreement, and to perform all of its obligations thereunder. Subservicer does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement.
     Section 4.03 Effective Agreement.
     The execution, delivery and performance of this Agreement by Subservicer and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, shareholder or other action by Subservicer; this Agreement has been duly and validly executed and delivered by Subservicer; and this Agreement is a valid and legally binding agreement of Subservicer, enforceable against Subservicer in accordance with its respective terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors’ rights and the discretion of a court to grant specific performance of contracts.
     Section 4.04 No Conflict.
     Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with their respective terms and conditions shall (a) violate, conflict with, result in the breach of, constitute a default under, be prohibited by or require any additional approval under any terms, conditions or provisions of Subservicer’s articles of incorporation or by-laws or any other similar corporate or organizational document of Subservicer; any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which Subservicer is now a party or by which it is bound; or any law, ordinance, rule, regulation, order, judgment or decree of any governmental authority applicable to Subservicer; or (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of Subservicer.

     Section 4.05 Approvals and Compliance.
     Subservicer holds all licenses, approvals, permits and other authorizations, or exemptions therefrom, required under Applicable Requirements to assume responsibility for subservicing the Mortgage Loans.
     Section 4.06 Litigation.
     There is no litigation, claim, demand, proceeding or governmental investigation existing or pending, or to the Knowledge of Subservicer, threatened, nor is there any order, injunction or decree outstanding against or relating to Subservicer that could (i) have a material adverse effect upon the performance by Subservicer of its obligations under this Agreement or (ii) to Subservicer’s Knowledge, would result in any material loss or liability to Servicer. Further, to Subservicer’s Knowledge, there is no meritorious basis for any such litigation, claim, demand, proceeding, or governmental investigation regarding either clauses (1) or (2) above.
     Section 4.07 Agency Approval.
     Subservicer has been approved by GNMA, FNMA and FHLMC and will remain approved as an “eligible seller/servicer” of residential mortgage loans as provided in GNMA, FNMA, or FHLMC guidelines and in good standing. Subservicer has not received any notification from GNMA, FNMA or FHLMC that Subservicer is not in compliance with the requirements of the approved “seller/servicer” status. Subservicer is a mortgagee approved by the Secretary of HUD pursuant to Section 203 and 211 of the National Housing Act. Subservicer has not received any notification from HUD that Subservicer is not in compliance with the requirements of the approved mortgagee status.
     Section 4.08 Servicing Compliance.
     The servicing practices to be used by Subservicer are and shall remain, in all material respects in compliance with all Applicable Requirements, including without limitation, all federal, state and local laws, rules, all regulations and requirements in connection therewith, and FNMA Servicer Guide, as applicable.
     Section 4.09 No Inquiries.
     Subservicer has not received written notice from or on behalf of FHA, HUD, FDIC, FNMA, FHLMC or GNMA, advising Subservicer of its failure to comply with applicable servicing or claims procedures, or resulted in a request for repurchase of mortgage loans or indemnification in connection with any mortgage loans.
     Section 4.10 Contingency Plan.
     Subservicer has in place a disaster recovery plan that will enable it to perform its obligations under this Agreement in all material respects, at another location within one (1) Business Day in the event its primary location is rendered inoperative as a result of a natural or other disaster or emergency, and once Subservicer relocates to its backup site, it shall make arrangements to connect Servicer to Subservicer’s back-up site in order to provide continued

service as stated in this Agreement. The Subservicer’s disaster recovery plan shall include, at a minimum, procedures for back-up/restoration of operating and application software, procedures for the protection of Servicer’s source documentation; procedures and third-party agreements for replacement equipment (e.g. computer equipment), and procedures and third-party agreements for off-site production facilities. The Subservicer agrees to release the information necessary to the Servicer and will have a summary of its disaster recovery plan available for the Servicer to review upon request. The Subservicer agrees to annually test its disaster recovery plan, shall promptly take corrective action as necessary to comply with this Section 4.10 and, upon request, provide a written report thereof to the Servicer. If the results of the Servicer’s review of Subservicer’s disaster recovery plan are unsatisfactory to the Servicer, the Servicer shall provide written notice to Subservicer of the deficiencies it has identified, and Subservicer shall have a period of sixty (60) days from its receipt of such notice within which to correct or cure said deficiencies. If any such deficiencies cannot be corrected or cured within such sixty (60) day period, Servicer may immediately terminate this Agreement and all costs and expenses of transfer the servicing shall be paid by the Subservicer upon presentation of reasonable documentation of such costs. The Subservicer shall notify the Servicer immediately of any change to Subservicer’s disaster recovery plan.
     Section 4.11 Licenses and Approvals.
     Subservicer maintains and shall maintain, in good standing, all licenses and approvals necessary to subservice the Mortgage Loans and maintains and shall at all times maintain the capital requirements imposed by the licensing or approving entities having jurisdiction over Subservicer.
     Section 4.12 Fidelity and E&O Insurance.
     Subservicer maintains and shall at all times maintain error and omissions and fidelity insurance coverage of the type and in the amounts required by the Applicable Requirements and Section 2.30
     Section 4.13 Sufficiency of Systems and Personnel.
     On and after the Servicing Date, Subservicer shall have and shall at all times maintain during the term of this Agreement, sufficient systems and trained and experienced personnel in place to perform its obligations under this Agreement.
     Section 4.14 Compliance with Laws.
     For so long as, and to the extent that, Subservicer subservices the Mortgage Loans, Subservicer will continue to comply with each applicable federal, state, or local, law, statute, and ordinance, and any rule, regulation, or order issued thereunder, pertaining to the subject matter of this Agreement, including, but not limited to, usury, RESPA, Consumer Credit Reporting Act, Equal Credit Opportunity Act, Federal Deposit Insurance Corporation Improvement Act, Regulation B, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Fair Housing Act, Truth in Lending Act and Regulation Z, Flood Disaster Protection Act of 1973, and any applicable regulations related thereto, and such other fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination in residential mortgage lending or governing consumer credit, and all state consumer credit statutes and regulations, as amended. In the event Servicer has a reasonable good faith belief in Subservicer’s non-compliance with this Section 4.14 and upon Servicer’s written request, Subservicer shall deliver to Servicer reasonable evidence of compliance with any of the requirements of this Section 4.14.
     Section 4.15 Financial Condition of Subservicer.
     Neither Subservicer, its parent, nor any of its subsidiaries is in bankruptcy, receivership or conservatorship. Subservicer has the requisite financial resources and ability to meet its obligations under this Agreement, including, but not limited to, any and all indemnification.
     Section 4.16 MERS.
     The Subservicer is a member of MERS in good standing.
     Section 4.17 Indemnification of Servicer.
     The Subservicer shall indemnify the Servicer and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a breach of the Subservicer’s representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Subservicer to indemnify the Servicer as provided in this Section 4.17 constitute the sole remedies of the Servicer respecting a breach of the foregoing representations and warranties.
     Any cause of action against the Subservicer relating to or arising out of the breach of any representations and warranties made in Article IV shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Servicer or notice thereof by the Subservicer to the Servicer, (ii) failure by the Subservicer to cure such breach, and (iii) demand upon the Subservicer by the Servicer for compliance with this Agreement.
ARTICLE IVA
MUTUAL REPRESENTATIONS
     Each Party hereby represents and warrants to the other Party as follows:
     Section 4A.01. Kickbacks. No employee, agent or representative of the other Party has been offered, shall be offered, has received, or shall receive, directly or indirectly, from such Party, any gratuities, merchandise, cash, services benefit, fee, commission, dividend, gift, or other inducements or consideration of any kind in connection with this Agreement.
     Section 4A.02. Government Officials. No person employed by such Party in connection with the performance of its obligations under this Agreement is an official of the government of any foreign country, or of any agency thereof, and no part of any moneys or consideration paid to such Party hereunder shall accrue for the benefit of any such official.

     Section 4A.03. No Relation. No individual who will receive specific compensation from such Party as a result of the execution of this Agreement is related to any public official or official of any issuer of municipal securities. For purposes of this Section, the term “official of an issuer of municipal securities” means any person who is an incumbent, candidate or successful candidate (a) for elective office of any issuer which office is directly or indirectly responsible for, or can influence the outcome of, the hiring of a broker, dealer or municipal securities dealer for municipal securities business by such issuer, or (b) for any elective office of a state or of any political subdivision, which office has authority to appoint any official(s) of such issuer. The term “related” applies when a person is related by blood or marriage.
ARTICLE V
REMITTANCES AND REPORTING
     Section 5.01 Remittances.
     (a) On each Interim Remittance Date, the Subservicer shall remit by wire transfer of immediately available funds to the Servicer all payments of principal and interest collected by the Subservicer and deposited in the Custodial Account as of the close of business on the last day of the First Remittance Period (reduced by the Servicing Fee and net of charges against or withdrawals from the Custodial Account pursuant to Section 2.09).
     (b) On each Normal Remittance Date, the Subservicer shall remit by wire transfer of immediately available funds to the Servicer (a) all payments of principal and interest collected by the Subservicer and deposited in the Custodial Account as of the close of business on the last day of the Second Remittance Period (reduced by the Servicing Fee and net of charges against or withdrawals from the Custodial Account pursuant to Section 2.09).
     (c) Notwithstanding anything contained herein to the contrary, with respect to any Principal Prepayments made in full regarding any Mortgage Loan, the Subservicer shall remit such proceeds to Servicer within five (5) Business Days of its receipt of such proceeds.
     With respect to any remittance received by the Servicer after the second Business Day following the Business Day on which such payment was due, the Subservicer shall pay to the Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Subservicer on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Interim Remittance Date or Normal Remittance Date, as applicable. The payment by the Subservicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Subservicer. All cash flows from Prepayment Charges shall be passed through to the Servicer and shall not be waived by the Subservicer, except pursuant to Section 2.13.

     Section 5.02 Statements to Servicer.
     (a) Not later than the Interim Remittance Date, the Subservicer shall furnish to the Servicer, a remittance report in the form of Exhibit J-1, with a trial balance report attached thereto, as to the First Remittance Period of such month. The data provided in Exhibit J-1 shall be provided in Excel format.
     (b) Not later than the Normal Remittance Date, the Subservicer shall furnish to the Servicer, (i) a remittance report in the form of Exhibit J-1, with a trial balance report attached thereto, as to the Second Remittance Period of the preceding month and (ii) a monthly remittance report, in the form of Exhibit J-l, with a trial balance report attached thereto as to the Monthly Remittance Period of the preceding month. The data provided in Exhibit J-1 shall be provided in a text file format unless otherwise indicated in Exhibit J-1.
     (c) Notwithstanding anything set forth to the contrary in the Agreement, no later than 12:00 p.m. (New York City time) on each Business Day, the Subservicer shall prepare and distribute to the Servicer and its designee the information set forth on Exhibit J-2.
     Section 5.03 Subservicer to Deliver Officer’s Certificates to Servicer.
     With respect to all Mortgage Loans, the following provisions shall apply:
     (a) Upon final disposition of a Defaulted Mortgage Loan, the Subservicer shall deliver to the Servicer an Officer’s Certificate in the form of Exhibit A. Copies of original proceeds checks should be attached. These documents should be submitted within five (5) days after the date:
          (i) of receipt of any proceeds from any foreclosure sale at which a third party purchased a Mortgage Property (Third Party sale);
          (ii) of the closing of any sale of a Mortgaged Property for an amount less than the total outstanding indebtedness owing on the related Mortgage Loan (Short Sale);
          (iii) of the closing of any sale of an REO Property (REO Sale);
          (iv) on which the Subservicer accepts, as payment in full on a Mortgage Loan, an amount less than the total outstanding indebtedness owing on such Mortgage Loan (Negotiated Payoff);
          (v) of decision to charge off the account in full (Direct Charge-Off);
          (vi) of decision to charge off the account in full due to insufficient equity in the property (Insufficient Equity); or
          (vii) on which the Subservicer recoups previously underestimated Subservicer Advances, or repays previously overestimated Subservicer Advances, set forth on any Officer’s Certificate previously delivered to the Servicer.

     (b) The Subservicer shall deliver an Officer’s Certificate to the Servicer within three (3) Business Days after the Subservicer determines that it has made, or would be making, a non-recoverable advance.
ARTICLE VI
SUBSERVICER PAYMENT PROVISIONS
     Section 6.01 Effectiveness of Payment Provisions,
     The Subservicing Fees payable by Servicer to Subservicer during the year 2008 shall be retroactively effective as of the Effective Date.
     Section 6.02 Compensation for Loan Servicing; Allocation of Special Fees and Charges.
     (a) General Fee. In consideration for the servicing activities performed by Subservicer pursuant to this Agreement, Servicer shall pay to Subservicer a sum equal to [***] per payment actually made by the related Mortgagor for each Mortgage Loan.
     (b) For each Mortgage Loan that is a Manageable Rate Mortgage Loan PHH shall earn a per-payment Subservicing Fee of (i) [***] for each Mortgage Loan subserviced by PHH, and (ii) a fee of [***] each time a borrower exercises an interest rate swap.
     (c) With respect to any Mortgage Loan that is sold and/or assigned in whole or in part to a Subsequent Purchaser, Servicer shall pay to Subservicer an amount per Mortgage Loan, as applicable as follows:
          (i) agency securitizations — [***]
          (ii) Whole Loan Transfers — [***]
          (iii) non-standard product Pass-Through Transfers — [***]
          (iv) standard product Pass-Through Transfers — [***]
     (d) The fees payable under Section 6.02(a)-(c) are referred to herein as the “Subservicing Fees”.
     (e) [Reserved]
     (f) Specific Fees and Charges Payable to Subservicer. In addition to the fees described in Sections 6.02(a)-(c), Subservicer shall be entitled to receive any reimbursable fee approved by the Servicer.
     (g) In addition, Servicer shall pay Subservicer an amount equal to (i) all out of pocket, third party costs and expenses contemplated in Section 6.02(c) subject to the applicable

[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

limitations set forth in Section 2.27 and incurred by Subservicer to transfer the servicing rights related to the Mortgage Loans unless otherwise mutually agreed, and (ii) all outstanding fees, expenses and advances for which Subservicer is entitled to reimbursement under the Agreement, including but not limited to deboarding fees in an amount equal to [***] per Mortgage Loan (“Deboarding Fees”) and Transfer and Recording Fees when Subservicer is terminated: (1) without cause, (2) upon the expiration of the term of this Agreement or (3) upon the transfer of servicing from Subservicer with respect to any Mortgage Loans.
ARTICLE VII
SOLICITATION
     Section 7.01 Solicitation.
     Without Servicer’s prior written consent, which may be withheld by Servicer in its sole discretion, neither Subservicer nor any Affiliate shall solicit any Mortgagor, or cause any Mortgagor to be solicited, for subordinate financing of any Mortgage Loan or any investment or financial services or products, including, without limitation, insurance and brokerage account services. Neither Servicer nor any of its Affiliates shall be prohibited from soliciting any Mortgagor or causing any Mortgagor to be solicited for any product or service now offered (or hereafter offered) by Servicer or any Affiliate of Servicer. Subservicer shall not prepare or disseminate, for compensation or otherwise, any mailing lists relating to the Mortgagors, the Mortgage Loans, the Servicing Rights, or otherwise, including any lists of Mortgagors, without Servicer’s prior written consent, which may be withheld by Servicer in its sole discretion. The parties hereto nevertheless agree that (i) either Subservicer, Servicer or their Affiliates may from time to time undertake promotions that are directed to either their own general customer base or to the general public at large and that do not target Mortgagors directly, including, without limitation, newspaper, radio and television advertisements and mass mailing or telephone solicitations and that (ii) offers by Subservicer, Servicer or their Affiliates to refinance Mortgage Loans in response to, or as a result of, contact initiated by such the related Mortgagors or their representatives shall not constitute solicitation.
ARTICLE VIII
ASSIGNMENT OF MORTGAGES
     Section 8.01 Assignments.
     There shall be no Assignments to the Subservicer for any Mortgage Loans at any time under this Agreement. Instead, the Subservicer shall register the Mortgage Loans in the name of the Servicer on the MERS System. Servicer shall bear any MERS cost in connection with the foregoing.

[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE IX
     Section 9.01 Power of Attorney.
     The Subservicer hereby authorizes Servicer, at the Subservicer’s expense, to perform all acts which the Servicer deems appropriate to protect, preserve and realize upon the Mortgage Loans, including, but not limited to, the right to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any Mortgage Note, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters” to any Mortgagor) and execute assignments on behalf of the Subservicer as its attorney in fact. This power of attorney is coupled with an interest and is irrevocable without Servicer’s consent.
ARTICLE X
CONDITIONS PRECEDENT TO OBLIGATIONS OF SUBSERVICER
     The obligations of Subservicer under this Agreement are subject to the satisfaction of the following conditions:
     Section 10.01 Compliance and Conditions.
     All terms, covenants, and conditions of this Agreement required to be complied with and performed by Servicer shall have been duly complied with and performed by Servicer in all material respects on or before the date specified.
     Section 10.02 Corporate Resolution.
     Subservicer shall have received from Servicer on or before the first Servicing Date a duly executed certificate of Servicer’s Secretary or Assistant Secretary reciting the corporate approval by Servicer of the subservicing of the Mortgage Loans by Subservicer and authorizing Servicer’s officers to execute such documents as may be necessary to carry out the transactions contemplated hereby.
     Section 10.03 Correctness of Representations and Warranties.
     The representations and warranties made by Servicer in this Agreement are true and correct in all material respects as of each Servicing Date, except where another date is specified therein.
     Section 10.04 Litigation or Administrative Action.
     As of each Servicing Date, there shall not have been commenced or, to the knowledge of either party hereto, threatened, any action, suit or proceeding that enjoins, or is likely to materially and adversely affect, the consummation of the transactions contemplated hereby.

     Section 10.05 Effective Agreements.
     As of each applicable Servicing Date, the Transaction Agreements shall be in full force and effect and Servicer shall have complied in all material respects with the covenants, conditions, and agreements applicable to it under the Transaction Agreements.
     Section 10.06 No Material Adverse Change.
     As of each applicable Servicing Date, there shall not have been any Material Adverse Change in the business or financial condition of Servicer since the date of this Agreement (or since the immediately preceding Servicing Date, in the case of any Servicing Date after the first Servicing Date), other than those that result from general changes in economic conditions including but not limited to fluctuations in interest rates, changes to Applicable Requirements, or changes applicable to the mortgage servicing industry generally. Notwithstanding anything contained herein, “Material Adverse Change” shall not include the merger of Servicer with and into any of Servicer’s Affiliates.
ARTICLE XI
CONDITIONS PRECEDENT TO OBLIGATIONS OF SERVICER
     The obligations of Servicer under this Agreement are subject to the satisfaction of the following conditions:
     Section 11.01 Compliance with Conditions.
     All terms, conditions and covenants of this Agreement required to be complied with and performed by Subservicer shall have been duly complied with and performed by Subservicer in all material respects on or before the date specified.
     Section 11.02 Corporate Resolution.
     Servicer shall have received from Subservicer on or before the first Servicing Date a duly executed certificate of Subservicer’s Secretary or Assistant Secretary reciting the corporate approval by Subservicer of the subservicing of the Mortgage Loans and authorizing Subservicer’s officers to execute such documents as may be necessary to carry out the transactions contemplated hereby.
     Section 11.03 Correctness of Representations and Warranties.
     The representations and warranties made by Subservicer in this Agreement are true and correct in all material respects as of each applicable Servicing Date, except where another date is specified therein.
     Section 11.04 No Material Adverse Change.
     As of each applicable Servicing Date, there shall not have been any Material Adverse Change in the business or financial condition of Subservicer since the date of this Agreement (or since the immediately preceding Servicing Date, in the case of any Servicing Date after the first Servicing Date), other than those that result from general changes in economic conditions including but not limited to fluctuations in interest rates, changes to Applicable Requirements, or changes applicable to the mortgage servicing industry generally. Notwithstanding anything contained herein, “Material Adverse Change” shall not include the merger of Subservicer with and into any of Subservicer’s Affiliates.
     Section 11.05 Litigation or Administrative Action.
     As of each Servicing Date, there shall not have been commenced or, to the knowledge of either party hereto, threatened, any action, suit or proceeding that enjoins, or is likely to materially and adversely affect, the consummation of the transactions contemplated hereby.
     Section 11.06 Effective Agreements.
     As of each applicable Servicing Date, this Agreement shall be in full force and effect and Subservicer shall have complied in all material respects with the covenants, conditions, and agreements applicable to it under the Transaction Agreements.
ARTICLE XII
ANNUAL CERTIFICATIONS
     Section 12.01 Annual Statement as to Compliance.
     The Subservicer will deliver to the Servicer on or before March 1 of each year, beginning with March 1, 2009, a certificate signed by a senior vice president or more senior officer stating that (i) a review of the activities of the Subservicer during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Subservicer has fulfilled all of its obligations under this Agreement throughout such year in all material respects, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.
     Section 12.02 Annual Independent Certified Public Accountants’ Servicing Reports.
     On or before March 1 of each year, beginning with March 1, 2009, the Subservicer at its expense shall cause a nationally recognized firm of independent certified public accountants that is a member of the American Institute of Certified Public Accountants to furnish a report to the Servicer to the effect that (i) all Mortgage Loans subserviced by the Subservicer were included in the total population of mortgage loans subject to selection for testing in such firm’s examination of certain documents and records, that such examination was conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers and that such examination disclosed no items of material noncompliance with the provisions of the Uniform Single Attestation Program for Mortgage Bankers, except for such items of noncompliance as shall be set forth in such report and (ii) such accounting firm (or another nationally recognized firm) has reviewed the operations and control procedures of the Subservicer and has determined that such system has been suitably designed to subservice the Mortgage Loans pursuant to this Agreement.
     (a) Prior to execution of this Agreement, the Subservicer at its expense shall have caused, and annually thereafter within 90 days after the close of the Subservicer’s fiscal year, beginning with the close of the 2007 fiscal year, the Subservicer at its expense shall cause, a nationally recognized firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish to the Servicer audited financial statements of the Subservicer for the then most recently closed fiscal year, together with an opinion thereon of such public accountants that either is unqualified or contains only such qualifications as are acceptable to the Servicer.
     (b) On or before March 1 of each year, beginning March 1, 2009, the Subservicer, at its expense, shall cause the Subservicer to furnish its Statement of Auditing Standards (“SAS”) 70 Report (Report on the Processing of Transactions by Service Organizations) to the Servicer.
ARTICLE XIII
INDEMNIFICATION
     Section 13.01 Indemnification of Servicer.
     Subservicer shall indemnify and hold Servicer, its officers, directors, employees and agents (the “Servicer Indemnified Parties”) harmless from, and will reimburse the Servicer Indemnified Parties for, any and all Losses incurred by any of the Servicer Indemnified Parties to the extent that such Losses result from, are caused by or arise out of any one or more of the following:
     (a) Any material misrepresentations made by Subservicer in this Agreement, or in any schedule, exhibit, or certificate furnished pursuant hereto;
     (b) Any material breach of any of the representations and warranties of Subservicer or the nonfulfillment of any term, covenant, condition or obligation of Subservicer set forth in this Agreement or in any schedule, statement, exhibit, or certificate furnished pursuant hereto, or any default or failure to perform by Subservicer hereunder;
     (c) Any failure of Subservicer to comply with the terms of the Applicable Requirements in connection with subservicing the Mortgage Loans;
     (d) Any liabilities or obligations, contingent or otherwise, of Subservicer of any nature whatsoever relating to Subservicer’s obligations under this Agreement, to the extent that any related Loss to Servicer is not increased by negligence, bad faith or willful misconduct on the part of Servicer; or
     (e) Any non-compliance with the terms of any powers of attorney or the use thereof that results in a Loss to Servicer.

     The indemnity provided in this Section 13.01 shall remain in full force and effect regardless of any investigation made by Servicer or its representatives.
     Section 13.02 Indemnification of Subservicer.
     Servicer shall indemnify and hold Subservicer, its officers, directors, employees and agents (the “Subservicer Indemnified Parties”) harmless from, and will reimburse the Subservicer Indemnified Parties for, any and all Losses incurred by any of the Subservicer Indemnified Parties to the extent that such Losses result from, are caused by or arise out of any one or more of the following:
     (a) Any material misrepresentations made by Servicer in this Agreement, or in any schedule, exhibit, or certificate furnished pursuant hereto;
     (b) Any material breach of any of the representations and warranties of Servicer or the nonfulfillment of any term, covenant, condition or obligation of Servicer set forth in this Agreement or in any schedule, statement, exhibit, or certificate furnished pursuant hereto, or any default or failure to perform by Servicer hereunder;
     (c) Any failure of Servicer to comply with the terms of the Applicable Requirements in connection with the Mortgage Loans;
     (d) Any liabilities or obligations, contingent or otherwise, of Servicer of any nature whatsoever relating to Servicer’s obligations under this Agreement, to the extent that any related Loss to Subservicer is not increased by negligence, bad faith or willful misconduct on the part of Servicer; or
     The indemnity provided in this Section 13.02 shall remain in full force and effect regardless of any investigation made by Servicer or its representatives.
     Section 13.03 Notice and Settlement of Claims.
     (a) In the event that either party to this Agreement becomes aware of any material fact giving rise to any obligation of the other party under this Article XIII, including, but not limited to, any claim or any litigation brought by a third party which may give rise to any such obligation, such party shall promptly, but in no event later than seven (7) Business Days, provide the other party with a notice describing the same. Failure to provide a notice within such seven (7) Business Day period shall not relieve such other party of its obligations under this Article XIII unless such failure materially prejudices the rights or increases the liability of such other party, and then, such other party’s liability shall be reduced only by the amount that it actually has been damaged by such failure.
     (b) The indemnifying party (the “Indemnifying Party”) may, at its own cost and expense, assume defense of any claim, suit, action or proceeding, provided that the counsel is satisfactory to the indemnified party (the “Indemnified Party”) in the exercise of its reasonable discretion. The party not controlling the defense or prosecution of any such claim, suit, action or proceeding may participate at its own cost and expense.

     (c) Neither the Indemnifying Party nor the Indemnified Party shall be entitled to settle, compromise, decline to appeal, or otherwise dispose of any claim, suit, action or proceeding without the consent of the other party (which consent shall not be unreasonably withheld or delayed).
     (d) Following the discharge of the Indemnifying Party’s obligations under this Article XIII the Indemnified Party shall assign to the Indemnifying Party any and all related claims against third parties. If the Indemnifying Party fails to discharge its obligations under this Article XIII, the Indemnified Party shall be entitled (but not obligated) to pursue (as the assignee of the Indemnifying Party) any and all claims against third parties which the Indemnifying Party otherwise would have the right to pursue, including, but not limited to, claims against loan correspondents. Within fifteen (15) days after receipt, the Indemnified Party shall refund to the Indemnifying Party the amounts of all recoveries the Indemnified Party received from third parties with respect to any claim for which the Indemnified Party was reimbursed for its Losses.
     (e) Following the receipt of written notice from the Indemnified Party of a demand for indemnification, the Indemnifying Party shall seek to cure the problem giving rise to the demand, if possible, without any actual or contingent liability of the Indemnified Party, and pay the amount for which it is liable, or otherwise take the actions which it is required to take within thirty (30) days or such lesser time as may be required by an Insurer or third-party claimant.
ARTICLE XIV
DEFAULT AND TERMINATION
     Section 14.01 Termination by Servicer; Events of Default.
     In case one or more of the following events (each, an “Event of Default”) shall occur and be continuing:
     (a) any failure by the Subservicer to timely remit to the Servicer any payment required to be made under the terms of this Agreement; or
     (b) any material breach by the Subservicer of any other term, agreement, covenant, representation or warranty in this Agreement that has not been cured after written notice and the expiration of the greater of (i) any cure period expressly provided for herein or (ii) a thirty (30) day curative period; or
     (c) there shall have occurred under any Transaction Agreement a default by the Subservicer that has not been cured after the expiration of any curative period under such Transaction Agreement; or
     (d) following entry against the Subservicer of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) for the Subservicer in any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of Subservicer’s affairs, if such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days, or
     (e) upon consent by the Subservicer to the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in, or commencement of a voluntary case under, any federal or state bankruptcy insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Subservicer or of or relating to all or substantially all of the Subservicer’s property; or
     (f) the Subservicer fails to meet a “Service Standard” set forth in Section I of the Operations Guide as amended from time to time and the Subservicer fails to remedy such deficiency within the ninety (90) day time period set forth in Section 14.02(b).
     (g) the Subservicer shall (i) either fail or admit in writing its inability to pay its debts generally as they become due, (ii) admit in writing its inability to, or intention not to, perform any of its material obligations, (iii) make an assignment for the benefit of its creditors, (iv) file a petition to take advantage of any applicable insolvency or reorganization statute or (v) voluntarily suspend payment of its obligations; or
     (h) failure by the Subservicer to be in compliance with the “doing business” or licensing laws of any jurisdiction where a Mortgaged Property is located if such non-compliance has resulted in a revocation or suspension of Subservicer’s license or exemption (i.e., there is no default if revocation or suspension has been waived or put in a suspense status based on the grant of an extension or extensions for filing required documents); or
     (i) either (A) the Subservicer ceases to be a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or HUD suspends, rescinds, halts, eliminates, withdraws, annuls, repeals, voids or terminates the status of the Subservicer or a third-party subservicer used by the Subservicer as a HUD approved mortgagee pursuant to Section 203 of the National Housing Act, (B) FNMA and/or FHLMC suspends, rescinds, halts, eliminates, withdraws, annuls, repeals, voids or terminates the status of the Subservicer or a third-party subservicer used by the Subservicer, as an approved seller and/or as an approved servicer of FNMA or FHLMC, respectively, for loans either currently being serviced or to be serviced by the Subservicer or a third-party subservicer used by the Subservicer, (C) Subservicer or a third-party subservicer used by the Subservicer receives notice that HUD may take such action set forth in clause (A), or (D) Subservicer or a third-party subservicer used by the Subservicer receives notice that FNMA and/or FHLMC may take such action set forth in clause (B); or
     (j) the Subservicer attempts to assign its right to servicing compensation hereunder without the consent of the Servicer or the Subservicer attempts, without the consent of the Servicer, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or
     (k) failure by the Subservicer to duly perform, within the required time period, its obligations under Subsections 12.01 or 12.02 which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by any party to this Agreement, unless (i) such failure is the result of a Force Majeure event and (ii) Subservicer is not servicing any Mortgage Loans which are subject to a Pass-Through Transfer;
     (l) Any Rating Agency lowers the Subservicer’s servicer rating anytime after the date of this Agreement which materially and adversely effects the value of the Mortgage Loans or interest of the Servicer therein;
     (m) any governmental authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property or assets of Subservicer or any of Subservicer’s affiliates, or shall have taken any action to displace the management of Subservicer or any of Subservicer’s affiliates or to curtail its authority in the conduct of the business of Subservicer or any of Subservicer’s affiliates, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Subservicer or any of Subservicer’s affiliates as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby; or
     (n) Servicer shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of the Subservicer and such reasonable information and/or responses shall not have been provided within five (5) Business Days of such request; unless the delivery of such information is delayed or prevented by a Force Majeure event; or
     (o) An undisputed default on the part of the Subservicer shall have occurred under any debt or repurchase obligation representing indebtedness of over $25,000,000.00 beyond any cure period provided for in such debt or repurchase obligation; or
     (p) the Servicer shall have reasonably determined, in good faith, that a Material Adverse Effect shall have occurred.
then and in each and every such case, the Servicer may, by Notice of Default to the Subservicer, terminate this Agreement and exercise any other rights and remedies that the Servicer may have at law or in equity, including, without limitation, the right to damages, injunctive relief and specific performance. In addition to the foregoing, in the event that (A) a Subservicer Competitor Change of Control shall have occurred, then at any time after Servicer shall have received notice of such Subservicer Competitor Change of Control, Servicer may, by giving written notice thereof to Subservicer, terminate this Agreement as of a future date specified in such notice of termination; or (B) a Subservicer Change of Control (other than a Subservicer Competitor Change of Control) shall have occurred, then at any time within 30 days of such Subservicer Change of Control, Servicer may, by giving written notice thereof to Subservicer, terminate this Agreement as of a future date specified in such notice of termination. On or after the receipt by the Subservicer of the Notice of Default of this Agreement, all authority and power of the Subservicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 15.01. Subservicer shall immediately deliver to Servicer or its designee the Servicing Files or Images for all Mortgage Loans subserviced by Subservicer and any and all, including all original, copies or electronic versions thereof, papers, records and files relating to the Mortgage Loans then in its possession and/or control and the Subservicer’s transfer of the Servicing Files and the physical and contractual servicing under this Subsection shall be in accordance with customary standards in the industry and such transfer shall include the transfer of the gross amounts held in any Escrow Accounts with respect to the related Mortgagors or otherwise received on behalf of the related Mortgagors (without reduction for unreimbursed advances or “negative escrows”). Servicer shall have the right to obtain physical possession of the Servicing Files and all other files of Subservicer or any Subservicer relating to the Mortgage Loans and all documents relating to the Mortgage Loans which are then or may thereafter come into the possession of Subservicer or any Subservicer or any third party acting for Subservicer or any Subservicer.
     It is hereby understood and agreed that Servicer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Subservicer hereby expressly waives all rights Subservicer might otherwise have to require Servicer to enforce their rights by judicial process. Subservicer also waives all defenses Subservicer might otherwise have arising from use of nonjudicial process, enforcement or from any other election of remedies. Subservicer recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
     All Servicing Transfer Costs shall be paid by the Subservicer upon presentation of reasonable documentation of such costs, if Subservicer is in Default under this Agreement. However, if the Subservicer is not in default, Servicer shall pay the transfer fees.
     If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation of the Subservicer hereunder, either (i) the successor Subservicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Subservicer shall cooperate with the successor Subservicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Servicer and to execute and deliver such other notices, documents and other instruments as may be necessary to remove such Mortgage Loan(s) from the MERS® System or (y) in causing MERS to designate on the MERS® System the successor Subservicer as the Subservicer of such Mortgage Loan.
     Section 14.02 Failure of Subservicer to Maintain Service Standards; Termination.
     (a) If, as evidenced by the monthly reports that Subservicer is required to furnish to Servicer pursuant to Section II of the Operations Guide, any service standard set forth in Section I of the Operations Guide is not satisfied (a “Service Deficiency”) during [***], at Servicer’s request Subservicer shall develop a plan describing the countermeasures and targets/goals Subservicer will use to correct the Service Deficiency, and Subservicer shall present such plan to Servicer within 15 days after Servicer has notified Subservicer of the Service Deficiency. Within 15 days after receiving the plan from Subservicer, Servicer shall either (x) accept the plan or (y) instruct Subservicer to modify the plan, and, in the case of clause (y), Subservicer shall make such modifications. Unless Servicer agrees otherwise, Subservicer shall cure the Service Deficiency within 60 calendar days (the “Level I Curative Period”) from the date on which

[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Servicer has accepted the plan or notified Subservicer of the modifications to be made to the plan.
     (b) If Subservicer fails to correct any Service Deficiency by the end of the Level I Curative Period, then, for a period not to exceed 90 days from the end of any Level I Curative Period, Subservicer shall pay Servicer liquidated damages of [***] per day for each Service Deficiency until the applicable Service Deficiency is cured. Subservicer shall pay such liquidated damages to Servicer by wire transfer of immediately available funds within [***] after receipt of an invoice from Servicer. If a Service Deficiency has not been cured within such 90-day period, Servicer may at its sole option, within sixty (60) days thereafter, require Subservicer to solicit bids for an alternative subservicer as provided in Section (d) below.
     (c) If a Service Deficiency has not been cured and Servicer elects not to require Subservicer to solicit bids for an alternative subservicer as provided for in Section (d) below, then within fifteen (15) days of Servicer’s request, Subservicer shall develop and present a plan to Servicer describing new countermeasures and targets/goals that Subservicer will use to correct the Service Deficiency. Following receipt of the plan, Subservicer and Servicer shall follow and be subject to the requirements of Section 14.02(a) and (b), including but not limited to the liquidated damages provisions.
     (d) In the event that Servicer shall have the right to require Subservicer to solicit bids for an alternative subservicer as provided in (b) above, then Subservicer, upon Servicer’s written demand, shall proceed as follows:
          (i) Subservicer shall prepare a request for proposal, at Subservicer’s expense if terminated for cause hereunder, otherwise at Servicer’s expense, (“RFP”) for an alternative subservicer to assume Subservicer’s obligations relating to its obligations hereunder. Subservicer shall submit such RFP to Servicer for review within thirty (30) days of Servicer’s written demand that Subservicer solicit bids for an alternative subservicer. Subservicer shall incorporate Servicer’s reasonably requested revisions to such RFP within ten (10) days of Subservicer’s receipt of Servicer’s requested revisions.
          (ii) Subservicer shall submit the final RFP to no less than three (3) residential Mortgage Loan servicers reasonably chosen by Servicer.
          (iii) Subservicer shall select the bid requested by Servicer.
          (iv) Subservicer shall pay the Servicing Transfer Costs associated with the entity chosen by Servicer as the alternative subservicer to assume Subservicer’s obligations hereunder. If, however, the bid selected by Servicer is the highest bid and such bid [***], then Servicer shall be responsible for the difference between the selected bid and [***].
          (e) The remedies set forth in this Section 14.02 shall be in furtherance of, and not in limitation of, Servicer’s remedies under this Agreement.

[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     Section 14.03 Waiver of Defaults.
     The Servicer, by notice in writing to the Subservicer, may waive any default by the Subservicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
     Section 14.04 Term of Agreement; Termination Without Cause.
     (a) This Agreement shall automatically expire and terminate upon the earlier of (i) the date upon which the Origination Agreement is terminated in accordance with the terms thereof or (ii) upon thirty (30) days prior written notice prior to the End Date by Servicer to Subservicer that Servicer has chosen not to extend the Subservicing Period. The Subservicing Period shall automatically renew for successive one year periods following each End Date unless either (i) Servicer notifies Subservicer in writing at least thirty (30) days prior to the expiration of the End Date or the related Renewal Period, of its intention to terminate Subservicer hereunder in its sole discretion, provided that Servicer shall be responsible for all Deboarding Fees and Transfer and Recording Fees pursuant to Section 6.02(g)(l)-(3) or (ii) Servicer and Subservicer do not reach an agreement with respect to the fees to be earned by Subservicer pursuant to this Agreement for such Renewal Period at least thirty (30) days prior to the expiration of the End Date or the related Renewal Period. Notwithstanding anything to the contrary herein, in the event this Agreement has not earlier terminated, the respective obligations and responsibilities of the Subservicer shall terminate without cause and without payment by either party of any penalty or termination fee (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Properties and the remittance of all funds due hereunder or (ii) by mutual consent of the Subservicer and the Servicer in writing.
     Section 14.05 Effect of Termination of Agreement.
     In the event this Agreement is terminated pursuant to the provisions hereof, this Section 14.05, Article XIII, Sections 7.01, 14.02, 17.02, 17.03, 17.05 and 17.17 shall remain in effect after such termination, and all provisions relating to the allocation of responsibility for costs incurred by Servicer and/or Subservicer shall remain in effect with respect to acts occurring before such termination.
ARTICLE XV
SUCCESSOR TO THE SUBSERVICER
     Section 15.01 Successor to the Subservicer.
     Upon termination of Subservicer’s responsibilities and duties under this Agreement, the Servicer, or successor Servicer, or successor Subservicer, shall service or subservice the applicable Mortgage Loans under such terms and conditions as such parties may agree.

     (a) In the event that the Subservicer’s duties, responsibilities and liabilities under this Agreement should be terminated, the Subservicer shall discharge such duties and responsibilities during the period from the date it acquires Knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Subservicer shall not relieve the Subservicer of any representations, warranties, covenants or agreements made in connection herewith or affect the remedies available to the Servicer hereunder, it being understood and agreed that such provisions shall be applicable to the Subservicer notwithstanding any such resignation or termination of the Subservicer, or the termination of this Agreement.
     (b) Any termination or resignation of the Subservicer or termination of this Agreement shall not affect any claims that the Servicer may have against the Subservicer due to any failure of the Subservicer to comply with the terms of this Agreement prior to any such termination or resignation.
     (c) The Subservicer, in a timely and reasonable manner, but in any event no later than three (3) Business Days after the effective date of any termination or permitted resignation of the Subservicer or termination of this Agreement, shall deliver to the Servicer, successor Servicer, or successor Subservicer any funds held in connection with the Mortgage Loans. No later than five (5) Business Days after the effective date of any termination or permitted resignation of the Subservicer or termination of this Agreement, Subservicer shall deliver to Servicer, successor servicer or successor subservicer, the mortgage files and related documents and statements and computer files held by it hereunder, and the Subservicer shall account for all funds. The Subservicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the Servicer, or successor Servicer, or successor subservicer all such rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer. The Servicer or new subservicer shall make arrangements as it may deem appropriate to reimburse the Subservicer for amounts the Subservicer actually expended pursuant to this Agreement that the Servicer or successor subservicer is entitled to retain hereunder and that would otherwise have been reimbursable to the Subservicer pursuant to this Agreement but for the termination of the Subservicer. The Subservicer acknowledges and agrees that its right to subservice the Mortgage Loans during the Subservicing Period terminates immediately in accordance with this Agreement and agrees to assist the Servicer, at the Subservicer’s own cost and expense, with the transfer of subservicing as provided in this Agreement if the Subservicer is in default under this Agreement. However, if Subservicer is not in default, and such transfer takes place at the termination of the Subservicing Period, Servicer shall bear the cost and expense of transferring the subservicing to a subsequent subservicer.
ARTICLE XVI
ANTI-MONEY LAUNDERING
     Section 16.01 Compliance.
     (a) Subservicer shall at all times undertake and perform the requirements set forth in Servicer’s anti-money laundering policies and procedures set forth in the Operations Guide, as the same may be amended from time to time (the “BSA Policies and Procedures”). Servicer represents and warrants that as of the date hereof, Servicer complies with its anti-money laundering policies and procedures set forth in the Operations Guide, as the same may be amended from time to time. Notwithstanding the foregoing, if the representation contained in the immediately preceding sentence is inaccurate as of the date made as to any specific part of the BSA Policies and Procedures (the “Non-Compliant Procedure”), Subservicer shall not be obligated to comply with such Non-Compliant Procedure to the extent that (i) Servicer does not comply with such Non-Compliant Procedure as of the date hereof and (ii) Subservicer is not in compliance with such Non-Compliant Procedure as of the date such inaccuracy is discovered; provided, that upon discovery of the inaccuracy of such representation, Subservicer shall promptly notify Servicer in writing of such inaccuracy and shall indicate in such notice the Non-Compliant Procedure. Within five (5) Business Days after receipt of such notice, Servicer shall notify Subservicer of whether Servicer desires Subservicer to follow such Non-Complying Procedure. If Servicer notifies Subservicer that it desires Subservicer to follow such Non-Compliant Procedure, Subservicer shall have the right to propose an adjustment to the Subservicing Fee in accordance with the procedures set forth in Section 17.04(d). For the avoidance of doubt, nothing contained in this Section 16.01 shall relieve Subservicer’s obligation to subservice the Mortgage Loans in accordance with applicable law. Subservicer shall comply with the BSA Policies and Procedures and shall take reasonable steps to detect payments that are inconsistent with such policies and procedures. In the event Subservicer retains the services of a third party vendor to process the receipt of funds from Mortgagors (hereafter, a “Lock-Box Vendor”), Subservicer shall first obtain Servicer’s consent to the selection of such Lock-Box Vendor, which consent shall not be unreasonably withheld. Further, Subservicer shall provide the BSA Policies and Procedures to any such Lock-Box Vendor and ensure that such Lock-Box Vendor complies with the same.
     (b) Subservicer shall be responsible for assuring compliance by Servicer with Servicer’s obligations under the BSA by identifying and reporting possible money laundering and other illegal activity to the extent set forth in the BSA Policies and Procedures.
     (c) Prior to the date this agreement is executed, Subservicer shall have: (i) appointed a suitable officer of Subservicer to be responsible for compliance with the BSA Policies and Procedures; (ii) caused such officer and any other appropriate persons to have participated in one or more training sessions on anti-money laundering and bank secrecy act compliance which sessions will be approved by Servicer ; and (iii) implemented policies, procedures and internal controls to undertake the BSA Policies and Procedures and shall have provided Servicer with photocopies of internal memoranda and other documents of Subservicer setting forth such policies, procedures and internal controls.
     (d) Failure of Subservicer to comply with the terms of this Article XVI in all material respects, including without limitation, the failure of Subservicer to take any remedial action called for by Servicer as described in subsection (f) below, shall constitute a Service Deficiency for purposes of Section 14.02.
     (e) Subservicer shall indemnify Servicer for any Losses resulting from Subservicer’s failure to comply with the BSA Policies and Procedures.

     (f) Servicer, upon reasonable notice, may audit and test Subservicer’s compliance with the provisions of the BSA Policies and Procedures. Any such audit or test may be conducted by Servicer’s internal auditors or other employees or by an outside auditing firm. If Servicer detects weaknesses in or exceptions to Subservicer’s compliance with the BSA Policies and Procedures, Servicer shall notify Subservicer of its findings, and Subservicer shall immediately undertake the remedial action suggested by Servicer and shall report to Servicer on the action taken.
ARTICLE XVII
MISCELLANEOUS
     Section 17.01 Supplementary Information.
     From time to time before and after each applicable Servicing Date, Servicer shall furnish to Subservicer such information supplementary to the information contained in the documents and schedules delivered pursuant hereto which is reasonably available to Servicer as Subservicer may reasonably request in writing and/or which may be necessary to enable Subservicer to file any reports or respond to Mortgagor inquiries in connection with the Mortgage Loans so long as furnishing such information does not violate the Applicable Requirements.
     Section 17.02 Access to Information; Confidentiality.
     (a) Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information and shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including maintaining security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616 (the “Interagency Guidelines”). For purposes of this Section, the term “Customer Information” shall have the meaning assigned to it in the Interagency Guidelines.
     Subservicer hereby acknowledges that Servicer is subject to the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., pursuant to which regulations MLCC is required to obtain certain undertakings from Subservicer with regard to the privacy, use, and protection of nonpublic personal financial information of Servicer’s clients or prospective clients. Therefore, notwithstanding anything to the contrary contained in this Agreement, Subservicer agrees that: (a) it shall not disclose or use any Client Data except to the extent necessary to carry out its obligations under this Agreement and for no other purpose, (b) it shall not disclose Client Data to any third party, including, without limitation, its third party service providers without the prior consent of Servicer and an agreement in writing from the third party to use or disclose such Client Data only to the extent necessary to carry out Subservicer’s obligations under this Agreement and for no other purposes, (c) it shall maintain, and shall require all third parties approved under subsection (b) to comply with applicable information security requirements, including, without limitation, the obligations to implement appropriate measures designed to meet the objectives set forth in the Interagency Guidelines Establishing Standards For Safeguarding Mortgagor Information published in final form on

February 1, 2001, 66 Fed. Reg. 8616 (Feb. 1, 2001)/12 C.F.R. Part 364 App. B as may be amended or supplemented from time, to assess, manage, and control risks relating to the security and confidentiality of Mortgagor Information and to maintain at all times an Information Security Program, and (d) it shall provide Servicer with information regarding such security measures upon the reasonable request of Servicer and promptly provide Servicer with information regarding any failure of such security measures or any security breach related to Mortgagor Information. The obligations set forth in this Section shall survive termination of this Agreement. For the purposes of this Agreement, Client Data means the nonpublic personal information (as defined in 15 U.S.C. § 6809(4)) of Servicer’s clients or prospective clients (and/or Servicer’s parent, affiliated, or subsidiary companies) received by Subservicer in connection with the performance of its obligations under this Agreement, including, but not limited to (i) an individual’s name, address, e-mail address, IP address, telephone number and/or social security number, (ii) the fact that an individual has a relationship with Servicer and/or its parent, affiliated, or subsidiary companies, or (iii) an individual’s account information.
     (b) This Section 17.02 shall survive any termination of this Agreement.
     Section 17.03 No Broker’s Fees.
     Each party hereto represents and warrants to the other that it has made no agreement to pay any agent, finder, or broker or any other representative, any fee or commission in the nature of a finder’s or broker’s fee arising out of or in connection with the subject matter of this Agreement. The parties hereto covenant with each other and agree to indemnify and hold each other harmless from and against any such obligation or liability and any Losses incurred by the other in investigating or defending any claim based upon the other party’s actions under this Section. This Section 17.03, shall survive any termination of this Agreement.
     Section 17.04 Further Assurances.
     (a) Servicer and Subservicer shall cooperate in good faith to consummate the transactions contemplated by this Agreement.
     (b) In order for the parties hereto to perform their respective obligations hereunder, each party shall furnish to the other party such reports, information or documentation supplementary to the information contained in the documents and schedules delivered pursuant hereto and deliver such reports, information or documentation as may reasonably be requested by such party and as are reasonably normal and customary in the mortgage loan servicing industry.
     (c) Servicer and Subservicer shall each execute and deliver to each other all such other instruments or documentation as either may reasonably request in order to effect the transfer and delivery to Subservicer of the subservicing of the Mortgage Loans which are subject to this Agreement.
     (d) If, after the date hereof, a material change in any Applicable Requirement shall have had a material, negative economic impact on either Party, then such Party may propose an adjustment to the Subservicing Fee paid to Subservicer pursuant to Article VI. The non-proposing Party agrees to consider such proposal in good faith, provided that the proposing Party provides, upon the reasonable request of the non-proposing Party, documentation evidencing such negative economic impact.
     Section 17.05 Survival.
     Except as otherwise provided herein, all representations, warranties, covenants, indemnities and other agreements of the parties to this Agreement set forth herein or in any exhibit, schedule or other document or certificate delivered or to be delivered pursuant hereto shall survive each applicable Servicing Date regarding the Mortgage Loans the subservicing of which is transferred on those dates.
     Section 17.06 Governmental Authorities; Laws and Severability.
     The terms and provisions of this Agreement are expressly made subject to applicable federal and state statutes, laws, and rules and regulations promulgated thereunder, as amended from time to time. Any rule, regulation or administrative policy of any government agency having jurisdiction that relates to the obligation of the Subservicer to subservice the Mortgage Loans hereunder and that is in effect on each applicable Servicing Date shall be deemed to be incorporated herein, and shall supersede the terms of this Agreement, unless such incorporation shall materially impair the contemplated benefits to be received by the parties pursuant to this Agreement, in which event the parties shall renegotiate the terms and conditions hereof to reflect a fair allocation of the economic benefits contemplated hereby. In the event any provision of this Agreement is deemed by a court of competent jurisdiction to be in violation of any of the above, such provision shall be of no force or effect, and this Agreement shall continue as though such superseded provision were not contained in this Agreement.
     Section 17.07 Form of Payment to Be Made.
     Unless otherwise provided herein or agreed to in writing by the parties, all payments contemplated herein shall be made by wiring immediately available funds to the account designated by Servicer or Subservicer, as applicable.
     Section 17.08 Assignability.
     Neither Servicer nor Subservicer shall assign this Agreement, or delegate any duty hereunder, without the prior written consent of the other party. Notwithstanding the above prohibition, this Agreement may be assigned by either party to such party’s Affiliate upon thirty (30) days’ prior written notice to the other party hereto, provided that (i) such party’s Affiliate is an Affiliate as of the date hereof and has the ability to perform the obligations of the Subservicer hereunder and (ii) such party has complied with all applicable provisions of the Applicable Requirements.
     Section 17.09 Certain Costs.
     Unless otherwise set forth in this Agreement, each party shall bear their respective costs in fulfilling their responsibilities herein.

     Section 17.10 Notices.
     All notices, requests, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile (and telephonically confirmed), mailed by registered or certified mail, return receipt requested, or sent by commercial overnight courier to the other party at the following address:
     If to Servicer:
Merrill Lynch Credit Corporation
4804 Deer Lake Drive East
Jacksonville, FL 32246-6484
Attention: Jonathan D. Kessler, President
Facsimile: 904-218-6119
Phone: 904-218-6092
with a copy to:
Merrill Lynch Credit Corporation
4804 Deer Lake Drive East
Jacksonville, FL 32246-6484
Attention: George T. Morrison, General Counsel
Facsimile: 904-218-8848
Phone: 904-218-8833
     If to Subservicer:
PHH Mortgage Corporation
Address:
Attention: Martin Foster
Facsimile:
Phone:
[Continued on next page]
with a copy to:
General Counsel’s Office
PHH Mortgage Corporation
1 Mortgage Way
Mt. Laurel, NJ 08054
Attention: William F. Brown
                 Mail Stop PCLG
Facsimile: 856-917-7295
Phone: 856-917-0903

With a copy to:
Assistant General Counsel’s Office
PHH Mortgage Corporation
5201 Gate Parkway
Jacksonville, Florida 32256-7284
Attention: Louie W. Strum
                 Mail Stop JLGL
Facsimile: 856-917-2349
Phone: 904-445-3011
     Any notice sent by registered, certified, or overnight mail or facsimile shall be deemed received on the actual date of delivery of the notice to the designated address as evidenced by the applicable receipt/indication.
     Section 17.11 Entire Agreement; Construction.
     (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Except as set forth in paragraph (b) below, no amendments, modifications, or supplements of this Agreement shall be binding unless executed in writing by the parties hereto. Reference to sections, subsections, schedules, or exhibits in this Agreement are to sections and subsections of, and schedules and exhibits to, this Agreement. The schedules and exhibits are part of this Agreement. Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles. The words “herein”, “hereby”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications that may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
     (b) Subservicer agrees that Exhibit B hereto may be amended by Servicer during the month of January 2009 and once prior to the commencement of each Renewal Period, if any; provided, however, that each such amendment may change no more than ten Persons on such Exhibit; provided further, that (i) Persons added to Exhibit B shall be Persons which are Financial Services Firms and (ii) Exhibit B shall not at any time contain more than twenty Persons.
     Section 17.12 Binding Effect.
     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and permitted assigns.

     Section 17.13 Headings; Plurals; Genders.
     Section and Article headings are for reference purposes only and shall not be deemed to have any substantive effect. In construing the words of this Agreement, plural constructions will include the singular, and singular constructions will include the plural. No significance will be attached to whether a pronoun is masculine, feminine, or neuter.
     Section 17.14 Applicable Law.
     This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York.
     Section 17.15 Counterparts.
     This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement. The parties hereto agree that the exchange by telefax of executed signature pages to this Agreement shall be binding upon the parties, with original, signed Agreements to follow by overnight mail. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.
     Section 17.16 Waivers.
     No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.
     Section 17.17 Publicity.
     Except as required by applicable law, neither party hereto shall issue a press release or similar announcement or communication relating to this Agreement or the transactions contemplated herein using the other party’s name without such other party’s prior written consent.
     Section 17.18 No Third Party Beneficiaries.
     Except as expressly provided herein, nothing in this Agreement is intended to confer any right, remedy, obligation or liability upon any Person other than the parties hereto and their respective successors and permitted assigns.
     Section 17.19 Attorney Fees, Costs, Etc.
     If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and court costs from the other party. Such fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose. Such fees shall be in addition to any other relief that may be awarded.
     Section 17.20 Merger or Consolidation of Servicer and Subservicer.
     The Subservicer shall keep in full effect its existence, rights and franchises and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.
     Subject to Servicer’s right to terminate this Agreement upon the occurrence of a Subservicer Competitor Change of Control, any Person into which the Subservicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Subservicer shall be a party, or any Person succeeding to the business of the Subservicer, shall be the successor of the Subservicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000 and (ii) which is a FNMA/FHLMC-approved seller/servicer in good standing. Furthermore, in the event the Subservicer transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Subservicer, such affiliate shall satisfy the condition above, and shall also be fully liable to the Servicer for all of the Subservicer’s obligations and liabilities hereunder.
     Section 17.21 Termination Assistance.
     (a) Upon expiration or termination of all or part of the MLCC Services for any reason, Subservicer shall for a period of one (1) year (the “Termination Assistance Period”), upon Servicer’s request and at Servicer’s expense, continue to provide the MLCC Services that were provided prior thereto (“Termination Assistance Services”). In providing Termination Assistance Services, Subservicer shall provide such reasonable cooperation and technical assistance to Servicer, or to a third-party service provider designated by Servicer, as required to facilitate the transfer of the affected MLCC Services to Servicer or such third-party service provider. The rights of Servicer under this Section shall be without prejudice to the Parties’ rights to pursue legal remedies for breach of this Agreement, either for breaches prior to termination or during the period this Agreement is continued in force post-termination. Termination Assistance Services shall be provided for the same fees as prior to termination, and Subservicer shall use commercially reasonable efforts to perform the MLCC Services at the same service levels as prior to termination. MLCC hereby agrees to continue to provide the services or meet its obligations contemplated to be provided by it under this Agreement during the Termination Assistance Period in order to assist Subservicer in complying with this Section 17.21(a).
     (b) If and to the extent requested by Servicer, whether prior to, upon, or following any termination of this Agreement, Subservicer shall reasonably assist Servicer in developing a plan which shall specify the tasks to be performed by the Parties in connection with the Termination Assistance Services and the schedule for the performance of such tasks. The transition plan shall include descriptions of the MLCC Services, service levels, fees, documentation and access requirements that will promote an orderly transition of the MLCC Services.
     (c) For a period of six (6) months following the Termination Assistance Period, Subservicer shall: (i) answer all reasonable and pertinent verbal or written questions from Servicer regarding the MLCC Services on an “as needed” basis; and (ii) deliver to Servicer any remaining Servicer-owned reports and documentation still in Subservicer’s possession.
     Section 17.22 Incorporation by Reference
     The terms and conditions set forth in the Letter Agreement shall be incorporated herein. In the event of any conflict between the terms of this Agreement and the Letter Agreement, the Letter Agreement shall control.
     Section 17.23 Force Majeure
     Neither Party shall be liable for any losses arising out of the delay or interruption of its performance of obligations under this Agreement due to any act of God, general act of governmental authority, act of public enemy, war, riot, flood, civil commotion, insurrection, severe weather conditions, or any other cause beyond the reasonable control of the Party delayed..
[Signature page follows.]

     IN WITNESS WHEREOF, MERRILL LYNCH CREDIT CORPORATION and PHE MORTGAGE CORPORATION have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

MERRILL LYNCH CREDIT CORPORATION

By: Name:	/s/ Irma S. Marshall Irma S. Marshall
Title:	Vice President

PHH MORTGAGE CORPORATION

By:	/s/ Martin L. Foster

Name:	Martin L. Foster
Title:	Senior Vice President

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